UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §204.14a-12

WMS INDUSTRIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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800 South Northpoint Boulevard

Waukegan, Illinois 60085

October 25, 2006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Thursday, December 14, 2006

10:00 a.m., Central Time

The Four Seasons Hotel

LaSalle B

120 E. Delaware Place

Chicago, Illinois 60611

AGENDA:

1.	To elect a board of nine (9) directors;

2.	To approve our Amended and Restated Incentive Plan;

3.	To ratify the appointment of Ernst & Young as independent registered public accountants for our fiscal year ending June 30, 2007; and

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record at the close of business on October 19, 2006 are entitled to notice of and to vote at our Annual Meeting of Stockholders and any adjournments thereof. A list of the stockholders entitled to vote will be available for examination by any stockholder of WMS for any purpose germane to the Annual Meeting of Stockholders during regular business hours at our principal executive offices for the ten-day period prior to December 14, 2006 and will be available at the meeting.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3.

By Order of the Board of Directors,

Kathleen J. McJohn
Vice President, General Counsel and Secretary

YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING OF STOCKHOLDERS, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED POSTPAID ENVELOPE.

Appendix A: Amended Restated 2005 Incentive Plan

i

ANNUAL MEETING OF STOCKHOLDERS

WMS INDUSTRIES INC.

PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS

1.	WHO IS SOLICITING MY VOTE?

This proxy solicitation is being made by the Board of Directors of WMS Industries Inc. We have retained Georgeson Shareholder Communications, Inc., professional proxy solicitors, to assist us with this proxy solicitation. We will pay the entire cost of this solicitation, including Georgeson’s fee which we expect to be approximately $2,500.

2.	WHEN WAS THIS PROXY STATEMENT MAILED TO STOCKHOLDERS?

This proxy statement was first mailed to stockholders on or about October 26, 2006.

3.	WHAT MAY I VOTE ON?

You may vote on:

➢	The election of nine (9) directors to serve on our Board of Directors.

➢	The approval of our Amended and Restated Incentive Plan.

➢	The ratification of the appointment of Ernst & Young as our independent registered public accountants for our fiscal year ending June 30, 2007.

4.	HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

The Board of Directors recommends that you vote:

➢	FOR each of the director nominees to serve on our Board of Directors.

➢	FOR the approval of our Amended and Restated Incentive Plan.

➢	FOR the ratification of the appointment of Ernst & Young as our independent registered public accountants for our fiscal year ending June 30, 2007.

5.	WHO IS ENTITLED TO VOTE?

Stockholders as of the close of business on October 19, 2006, the Record Date, are entitled to vote on all items properly presented at the Annual Meeting of Stockholders. On the Record Date, approximately 32,014,056 shares of our common stock were outstanding. Every stockholder is entitled to one vote for each share of common stock held. A list of these stockholders will be available during ordinary business hours at our principal place of business, located at 800 South Northpoint Blvd, Waukegan, Illinois 60085, from our Corporate Secretary at least ten days before December 14, 2006. The list of stockholders will also be available at the Annual Meeting of Stockholders.

6.	HOW DO I VOTE BY MAIL?

If you complete and properly sign each proxy card you receive and return it to us in the prepaid envelope, it will be voted as you direct by one of the individuals indicated on the card (your “proxy”). If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the director nominees, FOR the approval of the Amended and Restated Incentive Plan and FOR the ratification of the appointment of our independent registered public accountant. For additional information, please see question 13, below.

If your shares are held by your broker, you must instruct your broker how to vote on the approval of the Amended and Restated Incentive Plan; your broker cannot vote on this item without your instructions. For additional information, please see question 12, below.

7.	WHO CAN ATTEND THE ANNUAL MEETING OF STOCKHOLDERS?

Only stockholders as of the close of business on October 19, 2006, holders of proxies for those stockholders and other persons invited by us can attend. If your shares are held by your broker in “street name,” you must bring a letter from your broker or a copy of your instruction form from your broker to the meeting showing that you were the direct or indirect (“beneficial”) owner of the shares on October 19, 2006 to attend the meeting.

8.	CAN I VOTE AT THE MEETING?

Yes. If you wish to vote your shares in person at the Annual Meeting of Stockholders and they are held by your broker in “street name,” you must bring a letter from the broker to the meeting showing that you were the beneficial owner of the shares on October 19, 2006.

9.	CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. You may change your vote at any time before the voting concludes at the Annual Meeting of Stockholders by taking any one of the following actions:

➢	Sending in another proxy with a later date by mail.

➢	Notifying our Corporate Secretary in writing before the Annual Meeting of Stockholders that you wish to revoke your proxy.

➢	Voting in person at the Annual Meeting of Stockholders.

10.	HOW DO I VOTE MY SHARES IF THEY ARE HELD IN STREET NAME?

If your shares are held by your broker in “street name,” you will receive a form from your broker seeking instruction as to how your shares should be voted. We urge you to complete this form and instruct your broker how to vote on your behalf. You can also vote in person at the Annual Meeting of Stockholders, but you must bring a letter from the broker showing that you were the beneficial owner of your shares on October 19, 2006.

11.	WHAT IS A “QUORUM”?

A “quorum” is a majority of the outstanding shares. The shares may be present at the Annual Meeting of Stockholders or represented by proxy. There must be a quorum for the Annual Meeting of Stockholders to be held. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. Broker “non-votes” are also considered a part of the quorum. Broker non-votes occur when a broker holding shares for a beneficial owner does not vote on a particular matter because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

12.	WHAT IS BROKER “DISCRETIONARY” VOTING?

Under the rules of the New York Stock Exchange (NYSE), if you hold your shares through a broker, your broker is permitted to vote your shares on the election of directors and ratification of our independent registered public accountant in its discretion if it has transmitted the proxy materials to you and has not received voting instructions from you on how to vote your shares before the deadline set by your broker. Your broker cannot vote your shares without your instruction on how to vote on the approval of the Amended and Restated Incentive Plan, so it is very important that you instruct your broker how to vote on this proposal.

13.	HOW ARE MATTERS PASSED OR DEFEATED?

➢	Under Delaware law, the nine director nominees receiving the highest number of affirmative votes will be elected. Our Board of Directors has adopted a policy requiring any director nominee who receives a greater number of votes “withheld” than votes “for” his election to tender his resignation to the Board of Directors for consideration by our Nominating and Corporate Governance Committee and Board. For purposes of this calculation, abstentions and broker non-votes will not be counted. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

➢	Our Amended and Restated Incentive Plan must receive affirmative votes from more than 50 percent of the shares that are voted to be approved. Broker non-votes are not counted as shares voted on the approval of the Amended and Restated Incentive Plan. An abstention has the same effect as a vote AGAINST this proposal.

➢	Ratification of the appointment of our independent registered public accountant must receive affirmative votes from more than 50 percent of the shares that are voted to be approved. An abstention has the same effect as a vote AGAINST this proposal.

14.	WHO WILL COUNT THE VOTES?

Proxies will be tabulated by our transfer agent, The Bank of New York.

15.	IS MY VOTE CONFIDENTIAL?

Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to The Bank of New York and handled in a manner that protects your voting privacy. Your vote will not be disclosed except (1) as needed to permit The Bank of New York to tabulate and certify the vote and (2) as required by law. However, comments written on the proxy card may be forwarded to management. In that case, your identity may not be kept confidential.

16.	HOW WILL VOTING ON ANY BUSINESS NOT DESCRIBED ON THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS BE CONDUCTED?

We do not know of any business to be considered at the Annual Meeting of Stockholders other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting of Stockholders, your signed proxy card gives authority to Brian R. Gamache, Scott D. Schweinfurth and Kathleen J. McJohn to vote on such matters at their discretion.

17.	DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If you are the beneficial owner, but not the record holder of our shares, your broker, bank or other nominee may only deliver one copy of this proxy statement and our 2006 Annual Report to multiple stockholders who share an address unless that nominee has received contrary instructions from you or one or more of the other stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our 2006 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of these documents, now or in the future, should submit this request by writing to The Bank of New York, attention: Ms. Maggie Villani, Assistant Vice President, 101 Barclay Street—22W, New York, New York 10280. Beneficial owners sharing an address who are receiving multiple copies of these documents and who wish to receive a single copy in the future will need to contact their broker, bank or other nominee to request that only one copy of each document be mailed to all stockholders at the shared address in the future.

18.	WHEN ARE THE STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS DUE?

We must receive any stockholder proposals of matters to be acted upon at our 2007 Annual Meeting of Stockholders on or before June 28, 2007, in order to consider including them in our proxy materials for that meeting. Except as otherwise permitted under Rule 14a-8 under the Securities Exchange Act of 1934, in order for a matter to be acted upon at an Annual Meeting of Stockholders, notice of stockholder proposals must be delivered to us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting of Stockholders; provided, however, that in the event that the date of the Annual Meeting of Stockholders is more than 30 days before or more than 70 days after such anniversary date, notice by a stockholder must be delivered to our Corporate Secretary at 800 South Northpoint Blvd., Waukegan, Illinois 60085 not earlier than the 120th day prior to an Annual Meeting of Stockholders and not later than the 10th day following the day on which we first publicly announce the date of the meeting. Next year, provided we do not change our meeting date as described above, the submission period for stockholder notices and director nominations will extend from August 16, 2007 to September 15, 2007, except as otherwise permitted under Rule 14a-8 under the Securities Exchange Act of 1934.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine directors. One of our directors, Mr. Norman J. Menell, will not stand for re-election at the Annual Meeting of Stockholders. Mr. Menell is retiring from our Board of Directors and will become a director emeritus.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated the nine persons named below for election as directors to serve for a term expiring at our 2007 Annual Meeting of Stockholders or until their respective successors are elected and qualify. Except for Mr. Brust, all of the nominees are presently directors.

Unless authority to vote for the election of directors is withheld, the proxy holders named in the enclosed proxy will vote all shares represented thereby in favor of the election of each of the nominees named below. If any of the nominees are unable to serve or refuse to serve as directors, an event which the Board does not anticipate, the proxies will be voted in favor of those nominees who do remain as candidates, except as you otherwise specify, and may be voted for substituted nominees designated by the Board.

Name of Nominee (Age)	Position with Company and Principal Occupation	Director Since
Louis J. Nicastro (78)	Chairman of the Board	1974
Brian R. Gamache (47)	Director; President and Chief Executive Officer	2001
Harold H. Bach, Jr. (74)	Director; Private Investor	2003
Robert H. Brust (63)	Director Nominee; CFO of Eastman Kodak Company	*
Neil D. Nicastro (49)	Director; Private Investor	1986
Edward W. Rabin, Jr. (59)	Director; Retired President of Hyatt Hotels Corporation	2005
Harvey Reich (77)	Director; Attorney-at-Law	1983
Ira S. Sheinfeld (68)	Director; Partner, Hogan & Hartson, LLP (Attorneys-at-Law)	1993
William J. Vareschi, Jr. (64)	Director; Private Investor	2004

*	Nominee only

Louis J. Nicastro has served as our Chairman of the Board since our incorporation in 1974. He was our Chief Executive Officer from 1998 until June 2001 and was also President from 1998 to April 2000. Mr. Nicastro also served as our Chief Executive Officer or Co-Chief Executive Officer from 1974 to 1996 and as President during the periods 1985-1988 and 1990-1991, among other executive positions. Mr. Nicastro is Neil D. Nicastro’s father.

Brian R. Gamache served as our President and Chief Operating Officer from April 2000 until June 2001, when he was appointed President and Chief Executive Officer and joined our Board of Directors. Mr. Gamache served as President of the Luxury and Resort Division of Wyndham International from 1998 until April 2000. From 1990 until 1997, Mr. Gamache served in various executive capacities for our former hotel and resort subsidiaries, rising to the position of President and Chief Operating Officer. At the time of WMS’ 1997 spinoff of WHG Resorts & Casinos Inc., Mr. Gamache left WMS to devote his full time to WHG Resorts & Casinos Inc. Mr. Gamache is a member of the Board of the American Gaming Association and serves as the Chair of its Finance Committee.

Harold H. Bach, Jr. joined our Board in October 2003. He served as Chief Financial Officer and an Executive Vice President of Midway Games Inc. (NYSE: MWY) (“Midway”) for more than five years until his retirement in September 2001. Mr. Bach also served as Vice President—Finance, Chief Financial Officer and Chief Accounting Officer of WMS for over five years until 1999 when he resigned his position with us to devote his full business time to Midway. Mr. Bach is a certified public accountant (retired) and was a partner in the accounting firms of Ernst & Young (1989-1990) and Arthur Young & Company (1967-1989). Mr. Bach is the Chairman of our Audit and Ethics Committee.

Robert H. Brust is nominated to join our Board of Directors. Mr. Brust was named Chief Financial Officer and Executive Vice President of Eastman Kodak Company, effective January 3, 2000. Mr. Brust has announced his intention of retiring from Eastman Kodak Company effective January 31, 2007. Prior to joining Eastman Kodak Company, Mr. Brust was Senior Vice President and Chief Financial Officer of Unisys Corporation. Before working at Unisys Corporation, he spent 31 years at General Electric Company. Mr. Brust is a member of The Conference Board Council of Financial Executives. Mr. Brust also serves as a director of Applied Materials, Inc. (NASDAQ—AMAT) and as a director and as Chairman of the audit committee of Delphi Corporation (OTC—DPHIQ.PK). On October 8, 2005 (the “Petition Date”), Delphi Corporation filed in the United States Bankruptcy Court for the Southern District of New York voluntary petitions for reorganization relief under Chapter 11 of the Bankruptcy Code. Mr. Brust expects to retire as a director of Delphi Corporation upon its emergence from Chapter 11 bankruptcy proceedings.

Neil D. Nicastro served in various executive positions for us, including President, Chief Executive Officer and Chief Operating Officer, beginning in 1986 until his resignation from all executive positions with us in 1998. Mr. Nicastro served as Midway’s President from 1991 until May 2003 and Chief Executive Officer from 1996 to May 2003. He also served as Midway’s Chairman of the Board from 1996 until June 2004. Mr. Nicastro is Louis J. Nicastro’s son.

Edward W. Rabin, Jr. was the President of Hyatt Hotels Corporation. He held the position of President from 2003 until his retirement in December 2005. Between 1989 and 2003, Mr. Rabin served as Executive Vice President for Hyatt Hotels Corporation, and was named Chief Operating Officer in 2000. Mr. Rabin is a director of SMG Corporation and PrivateBancorp, Inc. (NASDAQ—PVTB). Mr. Rabin serves on our Audit and Ethics Committee and as Chairman of our Compensation Committee.

Harvey Reich was a member of the law firm of Robinson Brog Leinwand Greene Genovese & Gluck, P.C., New York, New York and its predecessor firms for more than five years until his retirement in 1998. Mr. Reich is a member of our Compensation Committee, our Nominating and Corporate Governance Committee and our Gaming Compliance Committee.

Ira S. Sheinfeld has been a member of the law firm of Hogan & Hartson, LLP and a predecessor law firm, Squadron, Ellenoff, Plesent & Sheinfeld LLP, New York, New York, for more than five years. Mr. Sheinfeld is also a director of Midway.

William J. Vareschi, Jr. was the Chief Executive Officer and Vice Chairman of the Board of Central Parking Corporation from April 2001 until his retirement in May 2003. Before joining Central Parking Corporation in April 2001, his prior business career of more than 35 years was spent with the General Electric Company, which he joined in 1965. He held numerous financial management positions within GE, including Chief Financial Officer for GE Plastics Europe (in the Netherlands), GE Lighting (Cleveland, Ohio), and GE Aircraft Engines (Cincinnati, Ohio). In 1996, Mr. Vareschi became President and Chief Executive Officer of GE Engine Services, a position he held until July 2000. Mr. Vareschi also serves as a director and a member of the audit committee of WESCO International Inc. (NYSE: WCC). Mr. Vareschi is a member of our Audit and Ethics Committee and serves as Chairman of our Nominating and Corporate Governance Committee.

Norman J. Menell, 74, has been Vice Chairman of our Board since 1990 and has served as a director since 1980. He has also served as our President (1988-1990), Chief Operating Officer (1986-1990) and Executive Vice President (1981-1988). Mr. Menell has notified us that he will not stand for re-election to our Board of Directors at the Annual Meeting of Stockholders.

Vote Required to Elect Nominees

Under Delaware law, the affirmative vote of a plurality of the shares present in person or by proxy at the Annual Meeting of Stockholders is required to elect directors. Our Board of Directors has adopted a policy requiring any director nominee who receives a greater number of votes “withheld” than votes “for” his election to tender his resignation to the Board of Directors for consideration by our Nominating and Corporate Governance Committee and Board. For purposes of this calculation, abstentions and broker non-votes will not be counted.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND

EXECUTIVE OFFICERS

Principal Stockholders

The following table sets forth information as of the dates noted in the footnotes about persons that, to our knowledge, as of October 19, 2006 beneficially owned more than 5% of our outstanding shares, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, other than Neil D. Nicastro, whose beneficial ownership is described under “Security Ownership of Directors, Nominees and Executive Officers” below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Common Stock
FMR Corp. 82 Devonshire St. Boston, MA 02109	4,799,181	(1)	15.0%

Sumner M. Redstone and National Amusements, Inc. 200 Elm Street Dedham, MA 02026	3,483,900	(2)	10.9%

Morgan Stanley 1585 Broadway New York, NY 10036	2,758,820	(3)	8.6%

Kornitzer Capital Management Inc. 5420 West 61st Place Shawnee Mission, KS 66205	2,612,590	(4)	8.2%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	2,558,130	(5)	8.0%

Mellon Financial Corporation One Mellon Center Pittsburgh, PA 15258	1,667,153	(6)	5.2%

(1)	Based upon Amendment No. 13 to Schedule 13G dated February 14, 2006, filed with the Securities and Exchange Commission by FMR Corp. (“FMR”). FMR reported that it has sole voting power over 173,600 shares and sole dispositive power over 4,799,181 shares as a result of its wholly-owned subsidiary, Fidelity Management & Research Company, acting as investment advisor to various investment companies holding 4,799,181 shares, over which Edward C. Johnson 3rd, Chairman of FMR also reported sole dispositive power. The amount reported to be held by FMR includes 202,224 and 141,557 shares issuable upon conversion of $4,000,000 and $2,800,000, respectively, principal amount of WMS Convertible Subordinated Notes due July 15, 2010, convertible at a price of $19.78 per share, held indirectly by FMR.
(2)	Based upon an amendment to Schedule 13D filed with the Securities and Exchange Commission by Sumner M. Redstone and National Amusements, Inc. (“NAI”) on November 7, 2005. As a result of his stock ownership in NAI, Mr. Redstone is considered the beneficial owner of the shares owned by NAI. NAI has reported sole dispositive power over 3,483,900 shares. Under a Voting Proxy Agreement among Mr. Redstone, NAI, Neil D. Nicastro and us, Mr. Nicastro has sole voting power over NAI’s shares. See “Voting Proxy Agreements.”
(3)	Based upon Amendment No. 1 to Schedule 13G dated February 15, 2006, filed with the Securities and Exchange Commission by Morgan Stanley and Morgan Stanley Investment Management. Morgan Stanley filed the 13G in its capacity as the parent company of Morgan Stanley Investment Management, one of its business units. Morgan Stanley reported sole voting and sole dispositive power over 2,618,520 shares of WMS.
(4)	Based upon Amendment No. 1 to Schedule 13G dated January 31, 2006, filed with the Securities and Exchange Commission by Kornitzer Capital Management Inc. Kornitzer Capital Management Inc. reported that it does not have sole voting or dispositive power but has shared voting power and shared dispositive power over 2,612,590 shares.
(5)	Based upon Schedule 13G dated February 14, 2006 filed with the Securities and Exchange Commission by T. Rowe Price Associates, Inc. (“Price Associates”). Price Associates reported that it and its subsidiaries have sole voting power over 598,200 shares and sole dispositive power over 2,558,130 shares. These securities are owned by various individual and institutional investors, for which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(6)	Based upon Schedule 13G dated February 15, 2006, filed with the Securities and Exchange Commission by Mellon Financial Corporation. Mellon Financial Corporation reported that it has sole voting power over 1,197,833 shares and sole dispositive power over 1,615,933 shares.

Security Ownership of Directors, Nominees and Executive Officers

The following table sets forth, as of October 19, 2006, information about the beneficial ownership of our common stock by each of our directors, nominees and the executive officers named in the Summary Compensation Table below and by all of our directors, nominees and executive officers as a group, determined in accordance with Rule 13d-3 of the Securities Exchange Act. Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.

Name of Beneficial Owner	Total Beneficially Owned (1)		Number of Vested Options (1)	Number of Shares of Restricted Stock		Number of Deferred Units (2)
Harold H. Bach, Jr.*	64,518		53,775	4,424	(3)	3,319
Robert H. Brust*	—		—	—		—
Orrin J. Edidin	185,318		164,658	20,660	(4)	—
Brian R. Gamache*	1,240,553	(5)	652,301	44,972	(4)	—
Seamus McGill	12,366		10,366	—		—
Kathleen J. McJohn	18,298		18,298	—		—
Norman J. Menell	69,465		53,775	4,424	(3)	3,319
Louis J. Nicastro*	161,063		53,775	61,033	(3)(4)	3,319
Neil D. Nicastro*	3,555,432	(6)	63,775	4,424	(3)	3,319
Edward W. Rabin, Jr.*	44,424	(7)	25,000	4,424	(3)	—
Harvey Reich*	39,939		28,775	4,424	(3)	3,319
Scott D. Schweinfurth	183,765		163,772	18,993	(4)	—
Ira S. Sheinfeld*	61,518		53,775	4,424	(3)	3,319
William J. Vareschi, Jr.*	46,518		28,775	4,424	(3)	3,319

Directors, Nominees and Executive Officers as a group (16 persons)	5,721,578		1,409,221	176,626		23,233

*	Nominee for Director
(1)	Includes shares subject to options that are currently exercisable or will become exercisable within 60 days. These shares are deemed outstanding for purposes of calculating the percentage of outstanding common stock owned by a person individually and by all directors and executive officers as a group but are not deemed outstanding for the purpose of calculating the individual ownership percentage of any other person. All persons listed beneficially own less than 1% of our outstanding shares, except:

	% of Outstanding Shares
Brian R. Gamache	3.8	%(4)(5)
Neil D. Nicastro	11.1	%(6)
Directors, Nominees and Executive Officers as a group	17.2%

(2)	Deferred units represent the right to receive the same number of shares as units granted upon departure from the Board.
(3)	Includes or consists of 4,424 shares of restricted stock, the restrictions over which will lapse upon departure from the Board.
(4)	Restricted stock granted on December 9, 2004, the remainder of which vests over two years, with respect to one-half on each of December 9, 2006 and 2007, subject to the reporting person’s continued service to WMS.
(5)	Includes 504,195 shares owned by Phyllis G. Redstone for which the reporting person has sole voting power but no dispositive power. See “Voting Proxy Agreements.”
(6)	Includes 3,483,900 shares owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has sole voting power but no dispositive power. See “Voting Proxy Agreements.”
(7)	Includes 13,500 shares held by the Edward Rabin Trust and 1,500 shares held by Mr. Rabin’s wife. Mr. Rabin disclaims beneficial ownership of the securities held by his wife, and this report shall not be deemed an admission that the reporting person is the beneficial owner for purposes of Section 16 of the Securities Exchange Act of 1934 or for any other purpose.

Stock Ownership Guidelines

Our Board of Directors has adopted stock ownership guidelines for our top executive officers and our directors. These guidelines provide:

➢	Our Chief Executive Officer is expected to own stock equal in value to his base annual salary.

➢	Our Chief Operating Officer and Chief Financial Officer are each expected to own stock equal in value to 50% of their respective base salaries.

➢	Each of our Board members is expected to own 3,000 shares.

Under the guidelines, deferred units and restricted stock will count toward meeting the requirements but unexercised stock options will not. The guidelines were adopted in September, 2006. Although all of our top executives officers and directors currently comply, under the guidelines they were given four years to comply and any new directors or top executive officers will have four years from their appointment to such positions to comply with these guidelines.

Voting Proxy Agreements

In order for us to manufacture and sell gaming machines in Nevada, our officers and directors are required to be, and have been or are in the process of being, registered, licensed or found suitable by the Nevada gaming authorities. In addition, under applicable Nevada law and administrative procedure, as a greater than 10% stockholder of WMS, Sumner M. Redstone was required to apply, and has an application pending, with the Nevada gaming authorities, for a finding of suitability as a stockholder of WMS. National Amusements, Inc., a company controlled by Mr. Redstone, owns 3,483,900 shares, or 10.9% of our outstanding shares.

Under an amended voting proxy agreement, originally entered into in 1995, Mr. Redstone and National Amusements, Inc. voluntarily granted a voting proxy to Neil D. Nicastro to vote all of Mr. Redstone’s and National Amusements, Inc.’s shares. The agreement is intended to ensure that the passive investment position of Mr. Redstone and National Amusements, Inc. relative to WMS will not change without prior notification to the Nevada gaming authorities. Under this agreement, Mr. Nicastro votes the shares owned by Mr. Redstone and National Amusements, Inc. at his discretion at meetings of our stockholders and acts as proxy in connection with any written consent of our stockholders. The term of the agreement ends on August 24, 2010 unless Mr. Redstone terminates it earlier upon 30 days’ written notice. It may also be terminated upon a finding by the Nevada gaming authorities that Mr. Redstone and National Amusements Inc. are suitable as stockholders of WMS or are no longer subject to the applicable provisions of Nevada gaming laws. Subject to the approval of the Nevada gaming authorities, Messrs. Redstone and Nicastro and National Amusements, Inc. have agreed to amend this voting agreement to substitute Mr. Brian R. Gamache for Mr. Nicastro as proxy holder. A hearing on this amendment is expected to be held before the Nevada gaming authorities in November 2006 and final approval is anticipated to be received prior to the Annual Meeting of Stockholders in December 2006.

Phyllis G. Redstone currently owns 504,195 shares, or 1.6% of our outstanding shares. Under an amended voting agreement, originally entered into in 2002, Ms. Redstone granted a voting proxy to Neil D. Nicastro. Recently, Ms. Redstone and Mr. Nicastro agreed to amend this voting agreement to substitute Mr. Gamache for Mr. Nicastro as proxy holder. Under this agreement, Mr. Gamache will vote the shares owned by Ms. Redstone at his discretion at meetings of our stockholders and will act as proxy in connection with any written consent of our stockholders. The term of the agreement ends on November 8, 2012 unless Ms. Redstone terminates it earlier upon 30 days written notice. Mr. Gamache has advised us that he plans to use the voting proxy from Ms. Redstone to vote all 504,195 shares, or 1.6% in favor of the nominees for election as directors under Proposal 1 and FOR Proposals 2 and 3.

Neil D. Nicastro has advised us that he plans to use the voting proxy from Mr. Redstone to vote all 3,483,900 shares beneficially owned by Mr. Redstone (approximately 10.9% of our outstanding shares) in favor of the nominees for election as directors under Proposal 1 and FOR Proposals 2 and 3. In the event that the amendment to Mr. Redstone’s voting proxy agreement is effective on December 14, 2006, Mr. Gamache has advised us that he plans to use the voting proxy from Mr. Redstone to vote such shares in favor of the nominees for election as directors under Proposal 1 and FOR Proposals 2 and 3.

CORPORATE GOVERNANCE

Board of Directors	Ten (10) meetings in fiscal year 2006

The Board of Directors is our ultimate decision-making body, responsible for overseeing our affairs, except with respect to those matters reserved to the stockholders by law or under our By-laws.

Each director nominated for re-election attended at least 75% of the aggregate number of meetings of the Board and all Committees on which he or she served during the fiscal year. Our non-management directors hold regular executive sessions without management being present. During fiscal year 2006, the Board met in executive session at five (5) meetings. The Chairman of the Board, who is not an executive officer, presides at meetings including executive sessions.

Governance Principles

The Board has adopted Corporate Governance Guidelines and a Code of Conduct. The Corporate Governance Guidelines describe the responsibilities of our directors and other key corporate governance matters. Our Code of Conduct sets forth the expected ethical standards for our directors, officers and employees. We will provide a copy of these documents to stockholders, without charge, upon written request addressed to us at 800 South Northpoint Boulevard, Waukegan, Illinois 60085, attention: Treasurer. These documents can also be viewed on the Corporate Governance page of our website found by accessing our “Investor Relations” page at: ir.wmsgaming.com.

Under our Code of Conduct, only the Board of Directors or a Committee of the Board of Directors may grant a waiver of this code to an executive officer or director. Any waiver will be promptly disclosed to our stockholders and as required by law or NYSE regulations. We have established a whistleblower hotline for use by our employees to report suspected violations of our Code of Conduct or other complaints directly to executive management and our Audit and Ethics Committee. Quarterly, our internal audit department and General Counsel report any suspected violations of our Code of Conduct and any activity on our whistleblower hotline to our Audit and Ethics Committee and our Board of Directors.

The Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines, Code of Conduct, charters and key policies and practices as warranted.

Director Independence

It has been our policy, and it is now a requirement of the listing standards of the NYSE, that a majority of the members of our Board qualify as “independent” directors who have no material relationship with us, other than serving as a director. Our Board has adopted the following categorical standards, as permitted by Section 303A.02 of the NYSE listing standards. A director who is not disqualified from being independent under Section 303A.02 of the NYSE listing standards and who meets all of the following categorical standards is presumed to be independent:

➢	The director does not directly or indirectly (as a partner, shareholder or officer of another company) provide consulting, legal or financial advisory services to us or our auditors for compensation exceeding (i) for direct services, $100,000 or (ii) for indirect services, the greater of $1 million or 2% of such other company’s revenues.

➢	The director does not own 5% or more of our common stock or convertible subordinated notes.

➢	The director does not serve as an executive officer or director of an organization that receives significant financial contributions from us.

Our Board has determined that director nominee, Robert H. Brust, and all of the existing members of our Board of Directors, except for our President and Chief Executive Officer, Brian R. Gamache, are independent in accordance with our policies. Mr. Gamache is not independent because he is one of our executive officers.

In addition, in order to be nominated for election to our Board, our directors must possess a number of skills and other qualifications, as discussed below under the heading “Nominating and Corporate Governance Committee Policies.”

Evaluation of Board Performance

In 2006, as required by the Corporate Governance Standard of the NYSE, our Board, led by the Nominating and Corporate Governance Committee, conducted its annual evaluation of the Board’s performance as a whole. Each standing Committee of the Board conducted a separate evaluation of its own performance and the adequacy of its charter. Each Committee then reported the results of its self-evaluation to the Board as a whole. The Nominating and Corporate Governance Committee considers these evaluations during the nominating process.

Director Education

We require our directors to participate in continuing education periodically. In fiscal year 2006, a majority of our directors participated in third-party provided continuing education programs on corporate governance and other topics pertinent to the responsibilities of the Board and its Committees. Additionally, in fiscal year 2006, our Audit and Ethics Committee participated in regular quarterly educational sessions provided by our Finance Department covering key accounting principles, new accounting principles and accounting trends.

COMMITTEES OF THE BOARD OF DIRECTORS

To assist it in carrying out its duties, the Board has delegated specific authority to three standing Committees: Audit and Ethics Committee; Nominating and Corporate Governance Committee; and Compensation Committee. The Board of Directors has determined that all of the members of these Committees are independent directors in accordance with our policies and standards of independence.

The Board has adopted a written charter for each of our standing Committees. A copy of any of these charters is available in print, without charge, to any stockholder by submitting a request in writing to: 800 South Northpoint Boulevard, Waukegan, Illinois 60085, attention: Treasurer. The charters are also available on the Corporate Governance page of our website found by accessing our “Investor Relations” page, located at: ir.wmsgaming.com.

Audit and Ethics Committee	Thirteen (13) meetings in fiscal year 2006

The Audit and Ethics Committee is currently composed of three independent directors: Messrs. Bach (Chairman), Rabin and Vareschi. The Board has determined that each member of our Audit and Ethics Committee is financially literate and that Messrs. Bach and Vareschi are audit committee financial experts. Our Audit and Ethics Committee:

➢	Reviews our annual and quarterly financial statements, including our quarterly earnings releases.

➢	Engages our independent registered public accountants and approves their fees.

➢	Reviews the reports of our independent registered public accountants and the independence and performance of such accountants.

➢	Reviews and discusses with our independent registered public accountants the critical accounting policies of our Company.

➢	Reviews and discusses with our independent registered public accountants the effectiveness of our Company’s internal control over financial reporting.

➢	Monitors investigations of any reports of violations of our Code of Conduct and oversees any investigations relating to accounting controls, financial reporting or potential fraud.

➢	Supervises and oversees our internal audit department.

➢	Pre-approves any non-audit related services to be provided by our independent registered public accountants and all related fees to preserve independence.

➢	Reviews with our internal audit department and independent registered public accountants the scope of, plans for and results of their respective audits.

The Audit and Ethics Committee also performs the other functions described in its charter. The Audit and Ethics Committee met in executive session with our independent registered public accountant without any employees present five (5) times in fiscal year 2006. Please also see the “Audit and Ethics Committee Report” below.

Compensation Committee	Seven (7) meetings in fiscal year 2006

The Compensation Committee is currently composed of two independent directors: Messrs. Rabin (Chairman) and Reich. Our Compensation Committee:

➢	Reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our other senior officers.

➢	Makes recommendations to the independent members of the Board with respect to compensation, including bonus amounts, bonus metrics, merit salary increases and metrics for salary increases, of our Chief Executive Officer and to the full Board with respect to compensation of our other senior officers.

➢	Reviews periodically the succession plans relating to the Chief Executive Officer and our other senior officers.

➢	Evaluates the Chief Executive Officer’s performance.

➢	Administers, approves and ratifies awards under equity compensation plans.

➢	Recommends to the Board of Directors the timing, pricing and the amount of equity grants to be made under the provisions of our 2005 Incentive Plan.

The Compensation Committee recently adopted a stock option grant policy, which provides:

➢	All grants shall be made only at a meeting and not by unanimous written consent. Counsel shall attend any and all meetings where options are granted and shall promptly prepare minutes of the meeting.

➢	Except for grants which may be made in connection with hiring or promoting an employee or when deemed necessary by the Compensation Committee for retention purposes, grants to employees (other than the president, chief executive officer, chief operating officer or chief financial officer as provided below) shall not be made more frequently than quarterly and shall be made within a short period of time after the release of quarterly financial results.

➢	Except for grants which may be made to a newly hired or newly promoted president, chief executive officer, chief operating officer or chief financial officer, or to a new director, grants to such executive officers and directors shall be made annually within a short period of time after the release of annual financial results.

➢	No grants shall be made when the Compensation Committee or Board of Directors is advised by our General Counsel that our executive officers are in possession of material favorable non-public information concerning our Company.

➢	Option agreements evidencing grants shall be sent to recipients within two weeks of the date of grant for prompt return. Any options not accepted within the deadline set for such grant shall be cancelled.

Our Compensation Committee also performs the other functions described in its charter. The report of our Compensation Committee is set forth later in this proxy statement.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or ever was an employee or officer of WMS or any of its subsidiaries. No officer, director or other person had any relationship required to be disclosed under this heading.

Nominating and Corporate Governance Committee	Three (3) meetings in fiscal year 2006

The Nominating and Corporate Governance Committee is currently composed of two independent directors: Messrs. Vareschi (Chairman) and Reich. Our Nominating and Corporate Governance Committee:

➢	Identifies individuals qualified to become Board members and makes recommendations about the nomination of candidates for election to the Board, as discussed in greater detail below.

➢	Makes recommendations regarding corporate governance policies and procedures.

➢	Oversees the annual evaluation of the Board and senior executive officers.

Our Nominating and Corporate Governance Committee also performs the other functions described in its charter.

Selection of Nominees for Election at the Annual Meeting of Stockholders

Except for Mr. Brust, all of the nominees listed on the accompanying proxy card are currently serving on our Board of Directors. Mr. Brust was identified and recommended by a search firm, Robert Gariano Associates, who our Nominating and Corporate Governance Committee engaged to identify and provide background information concerning potential candidates for our Board of Directors. We will pay the search firm $81,300 for their assistance in identifying and providing background information concerning Mr. Brust.

Nominating and Corporate Governance Committee Policies

Qualifications of Directors.    Under our By-laws, each director must be at least 21 years of age and will not be qualified to serve as a director if any gaming authority has communicated their determination that such individual is not suitable for being licensed or not licensable by such authority. Further, under a policy formulated by our Nominating and Corporate Governance Committee, we require that all candidates for director (a) be persons of integrity, sound ethical character and judgment; (b) have no interests that materially impair their independent judgment or their ability to discharge their fiduciary duties to us and our stockholders; (c) have demonstrated business, governmental or technical achievement and acumen; and (d) have adequate time to devote to service on the Board and have committed to serve on no more than two other boards of directors. We also require that a majority of our directors be independent, as described above under “Director Independence.” In addition, at least three of our directors must have the financial literacy necessary for service on our Audit and Ethics Committee, and at least one of our directors must qualify as an audit committee financial expert.

Required Resignation under Certain Circumstances.    Our Nominating and Corporate Governance Committee has adopted a policy that each director must offer to tender his or her resignation to the Board in the event a director changes his or her principal employment.

Majority Voting.    On the recommendation of the Nominating and Corporate Governance Committee, in 2006, our Board of Directors amended our Corporate Governance Guidelines to include a majority voting policy. The policy provides that in an uncontested election of directors, any nominee who receives a greater number of votes “withheld” than votes “for” his election must tender his resignation to the Board of Directors for consideration by our Nominating and Corporate Governance Committee and Board. For purposes of this calculation, abstentions and broker non-votes will not be counted. When considering a resignation, the Nominating and Corporate Governance Committee will take into account the following factors:

➢	Any stated reasons why votes were withheld and any available methods for curing such issues.

➢	The tenure and qualifications of the director.

➢	The director’s past and expected future contributions.

➢	The overall composition of the Board, our director criteria and our, the NYSE’s and the Securities and Exchange Commission’s requirements for board composition.

Based on this analysis, the Nominating and Corporate Governance Committee will recommend that the Board either (1) accept the resignation, (2) decline the resignation but address the underlying cause of the withheld votes, (3) decline the resignation but determine that the director will not be nominated again or (4) decline the resignation. The independent members of the Board of Directors, excluding any director who has submitted his resignation, will have 90 days following the stockholders meeting when the election occurred to consider the resignation and the Nominating and Corporate Governance Committee’s recommendation, and we will promptly disclose any decision with respect to the tendered resignation on a current report on Form 8-K filed with the Securities and Exchange Commission.

In accordance with this policy, each nominee for director is expected to submit his resignation which will only be effective upon the occurrence of both of the following events:

➢	A greater number of votes are withheld or voted against the election of such director than are voted for such director.

➢	Such director’s resignation is accepted by the Board of Directors.

Stockholder Recommendations of Candidates for Election as Directors.    The Nominating and Corporate Governance Committee will consider recommendations for director nominations submitted by stockholders that individually or as a group have beneficial ownership of at least 3% of our common stock, but only when an incumbent is not being nominated for the position and the recommended nominee satisfies the minimum qualifications prescribed by the Nominating and Corporate Governance Committee for all nominees as described above. For each Annual Meeting of Stockholders, the Nominating and Corporate Governance Committee will accept for consideration only one recommendation from any stockholder or affiliated group of stockholders. Submissions must be made in accordance with the Nominating and Corporate Governance Committee’s procedures, as outlined below.

Procedures for Stockholder Submission of Nominating Recommendations.    A stockholder wishing to recommend to the Nominating and Corporate Governance Committee a candidate for election as a director must submit the recommendation, in writing, addressed to the Nominating and Corporate Governance Committee in care of our Corporate Secretary at 800 South Northpoint Boulevard, Waukegan, Illinois 60085. The submission must be made by mail, courier or personal delivery. E-mail submissions will not be considered.

The submission must be made in accordance with the provisions of Article I, Section 14 of our By-laws. Our By-laws are filed with the Securities and Exchange Commission and are incorporated by this reference from an exhibit to our quarterly report on Form 10-Q for the quarter ended March 31, 2004. Under Section 14, among other requirements, the submission must generally be delivered no later than 90 days nor earlier than 120 days prior to the anniversary of the prior year’s Annual Meeting of Stockholders. This year, that period was from August 18, 2006 to September 17, 2006, and we did not receive any submissions from stockholders. Next year, the submission period will extend from August 16, 2007 to September 15, 2007. The submission must include information about the proposed nominee, including his or her age, business and residence addresses, principal occupation, the class and number of shares beneficially owned and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and information about the stockholder recommending the nomination of that person. Submissions from our stockholders must also include information about the stockholder making the submission such as (a) the stockholder’s name and address, (b) the class and number of shares held by the stockholder, (c) a representation that the stockholder is entitled to vote at the meeting in person or by proxy and (d) a representation concerning the stockholder’s plan to solicit proxies in support of the proposal. Our stockholders should refer to the By-laws for a complete description of the requirements.

Under the Nominating and Corporate Governance Committee’s policy, the recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated, to be identified in the proxy statement and to be interviewed by the Nominating and Corporate Governance Committee, if it chooses to do so. The submission must include the proposed nominee’s contact information for this purpose. It must also describe all relationships between the proposed nominee and (a) any of our competitors, customers, suppliers or other persons with interests regarding us and (b) the recommending stockholder, as well as any agreements or understandings between the recommending stockholder and the proposed nominee regarding the recommendation. Furthermore, the submission must state the basis for the recommender’s views that the proposed nominee (x) possesses the minimum qualifications prescribed by the Nominating and Corporate Governance Committee for nominees, briefly describing the contributions that the nominee would be expected to make to the board and to our governance and (y) would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency. The submission, if by a holder of over 5% of our common stock, must state whether or not the stockholder submitting the recommendation consents to be identified in the proxy statement.

The Process of Identifying and Evaluating Candidates for Directors.    Our directors’ terms on the Board expire annually. We are of the view that the continuing service of a substantial number of qualified incumbents promotes stability and continuity in the boardroom. In selecting candidates for nomination for election to the Board at our Annual Meetings of Stockholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors desire to continue their service on the Board. The Nominating and Corporate Governance Committee then considers whether our incumbent directors who desire to remain on the board continue to satisfy the qualifications for director candidates described above. The Nominating and Corporate Governance Committee also considers our director succession plan and assesses the directors’ performance during the preceding term.

If there are Board positions for which the Nominating and Corporate Governance Committee will not be re-nominating an incumbent, the Committee will solicit recommendations for nominees from persons whom the Committee believes are likely to be familiar with qualified candidates, including members of the Board and senior management. The Nominating and Corporate Governance Committee may also engage a search firm to assist in identifying qualified candidates. The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as candidates recommended by other persons, except that the Committee may consider, as one of the factors in its evaluation of stockholder-recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in our equity securities.

The Nominating and Corporate Governance Committee will review and evaluate each candidate whom it believes merits serious consideration, assemble and review the available relevant information concerning the candidate, the qualifications for Board membership established by the Committee, the contribution that the candidate can be expected to make to the overall functioning of the Board and other factors that it deems relevant. The Nominating and Corporate Governance Committee may solicit the views of management and other members of the Board and may, if deemed helpful, conduct interviews of proposed candidates.

Gaming Compliance Committee	Four (4) meetings in fiscal year 2006

In addition to the standing Board Committees, we also have a Gaming Compliance Committee that is composed of Messrs. Reich, David M. Satz (Director Emeritus) and Steve DuCharme (Chairman). Messrs. Satz and DuCharme are not members of our Board of Directors. This Committee identifies and evaluates potential situations, among other things, arising in the course of our business that may cause regulatory concern to gaming authorities. The Gaming Compliance Committee is governed by the WMS Gaming Inc. Compliance Plan that has been approved by certain of our gaming regulators such as the Nevada Gaming Commission, as required from time to time.

ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

Stockholder Communications with Directors

Stockholders may communicate with our Board of Directors, our Chairman of the Board, our non-management Directors as a group, or with specified individual Directors by mail addressed to WMS Industries Inc., 800 South Northpoint Boulevard, Waukegan, Illinois 60085.

Communications will be opened and screened for security purposes. Advertisements, solicitations, form letters, personal grievances and the like, or communications that appear to be intimidating, threatening, illegal or similarly inappropriate will be forwarded only upon the request of our Directors.

Director Attendance at Annual Meetings of Stockholders

Directors are expected to attend our Annual Meetings of Stockholders. At last year’s Annual Meeting of Stockholders, all of our directors attended in person.

Director Compensation

The current cash compensation and benefit levels for non-management directors have been in effect since December 11, 2003.

Non-management Director Cash Compensation

Cash compensation paid to our non-management directors in fiscal year 2006 was as follows:

Name	Director Fees		Audit Committee Fees		Compensation Committee Fees		Nominating Committee Fees		Gaming Compliance Committee Fees	Total
Louis J. Nicastro	$500,000	*								$500,000
Harold H. Bach, Jr.	30,000		$30,000	*						60,000
Norman J. Menell	30,000									30,000
Neil D. Nicastro	30,000									30,000
Edward W. Rabin, Jr.	30,000		25,000		$10,000	*				65,000
Harvey Reich	30,000				5,000		$5,000		$10,000	50,000
Ira S. Sheinfeld	30,000									30,000
William J. Vareschi, Jr.	30,000		25,000				7,500	*		62,500

*	Chairman

Non-management Director Equity Compensation

Our 2005 Incentive Plan permits the issuance of shares upon exercise of non-qualified stock options which may be granted to non-employee directors of WMS, generally, at not less than 100% of the fair market value of the shares on the date of grant. On August 14, 2006, each of our directors, except Mr. Gamache, was granted an option to purchase 10,090 shares, at an exercise price of $25.43 which will vest 50% per year on each of August 14, 2007 and 2008 and 4,424 shares of restricted stock, the restrictions upon which will lapse upon a director’s departure from the Board, provided such director gives the Board six month’s notice of such departure, unless otherwise agreed to by the Board. See “Security Ownership of Directors, Nominees and Executive Officers,” above.

Insurance

Directors and their spouses are also entitled to participate, at our expense, in a medical reimbursement plan that is supplementary to their primary medical insurance. Under the terms of a letter agreement, dated June 12, 2001, which terminated our employment agreement with Louis J. Nicastro, we will provide Mr. Nicastro and his wife with primary medical and dental expenses for life. We also provide primary medical and dental insurance for Mr. Neil Nicastro and his family and for Mr. Menell and his spouse. The cost to the Company of these benefits varies from director to director. The aggregate cost of this coverage for non-employee directors was $66,900 in fiscal year 2006.

We also provide director and officer liability insurance for our directors and officers.

Director Emeritus Program

We have also implemented a director succession/emeritus program. The succession plan provides that new directors elected after August 2004 will be subject to mandatory retirement from the Board at age 75 or after 20 years of service on the Board, provided that the Board may waive a director’s mandatory retirement by action of 75% of the other directors. Members of the Board who were members when the policy was adopted in August 2004 and who have reached the age of 75 or have served for at least 20 years will gradually be replaced by new directors in order to maintain continuity and avoid losing the benefit of valuable experience.

Each director leaving the Board for any reason who has reached at least 75 years of age, or who has served for at least 20 years on the Board, will be designated a Director Emeritus for four years after leaving the Board if the individual (a) is willing to assist the Board from time to time upon request by the Board, (b) agrees not to use our trade secrets or confidential information and (c) agrees not to solicit our employees on behalf of competitors. For each year or partial year of service on the Board or as an executive officer of ours or our predecessors (up to a maximum of 25 years), a Director Emeritus will receive each of the following items:

➢	A fee of $1,500 per year of service, paid in each of the first two years after leaving the Board.

➢	A fee of $750 per year of service, paid in each of the next two years.

➢	Three months of continuing supplemental health coverage per year of service.

➢	A fully vested five year option to purchase 1,000 shares per year of service exercisable at 100% of the market price on the day the director leaves the Board.

For example, Mr. Menell, who is not standing for re-election at the Annual Meeting of Stockholders and who served on our Board for more than 25 years, will receive $37,500 per year for the first two years after leaving the Board, $18,750 per year in each of the next two years, more than six years of supplemental health coverage and an option to purchase 25,000 shares at the market price on the close of business on the day he retires from our Board of Directors.

PROPOSAL 2—APPROVAL OF AMENDED AND RESTATED INCENTIVE PLAN

General

The Board of Directors and the stockholders previously adopted and approved the WMS Industries Inc. 2005 Incentive Plan (the “2005 Incentive Plan”) for members of the Board, employees and consultants of the Company and our subsidiaries. The Board of Directors has approved an amendment and restatement of the 2005 Incentive Plan (the “Amended and Restated Incentive Plan”), subject to stockholder approval. All Board members, employees and consultants will continue to be eligible to participate in the Amended and Restated Incentive Plan. The proposed amendments to the 2005 Incentive Plan will:

➢	Increase by 2,500,000 the number of shares available for grant to employees, directors and consultants to the Company and our subsidiaries.

➢	Require any employee director to abstain from voting on grants made to non-employee directors.

➢	Increase the 1,159,853 share cap on “full-value awards” by 1,250,000 shares.

➢	Provide that shares delivered in payment of exercise price or taxes will not be available for re-issue under the Amended and Restated Incentive Plan.

➢	Decrease the maximum term for stock options or stock appreciation rights (“SARs”) awarded on or after December 14, 2006 from ten (10) years to seven (7) years.

➢	Stipulate that we will not seek to increase the number of shares available for issuance under the Amended and Restated Incentive Plan without stockholder approval.

➢	Clarify that any awards of bonus stock under the Amended and Restated Incentive Plan that are not in lieu of an obligation to pay cash or deliver other property will either be restricted to de minimus amounts (e.g. 5% of the number of shares available under the Amended and Restated Incentive Plan) or shall only be made in lieu of cash bonuses on no more than a dollar-for-dollar basis.

The Amended and Restated Incentive Plan will become effective on the date it is approved by our stockholders at the Annual Meeting of Stockholders.

Reasons for Stockholder Ratification

The Board and Compensation Committee believe that attracting and retaining executives, other key employees, non-employee directors and key consultants of high quality has been and will continue to be essential to our growth and success. The Amended and Restated Incentive Plan is intended to assist us in implementing a compensation program with a broad range of incentives for motivating our employees, officers, directors and consultants and encouraging them to use their best efforts on our behalf. Stock options, restricted stock, cash incentives and stock-related awards are an important element of compensation for employees and directors, because such awards enable them to acquire or increase their proprietary interest in us or directly benefit from our success and thereby promote a closer alignment of interests between them and our stockholders. Annual incentive awards and other performance awards provide rewards for achieving specific performance objectives, such as earnings goals. The ability to grant such awards as compensation under the Amended and Restated Incentive Plan will help us to remain competitive and provide an increased incentive for each person granted an award to expend his or her maximum efforts for the success of the our business. The Board and Compensation Committee therefore view the Amended and Restated Incentive Plan as being in our best interests.

We seek stockholder ratification of the Amended and Restated Incentive Plan in order to satisfy the NYSE requirement that equity compensation plans be submitted to stockholders for their approval. If the Amended and Restated Incentive Plan is ratified by stockholders, annual incentive awards granted under the Amended and Restated Incentive Plan to named executives generally will be payable only upon achievement of pre-established performance goals relating to our business as a whole or specific business units for which the individual executive has principal responsibility.

Section 162(m) of the Internal Revenue Code, as amended (the “Code”) limits the deductions that a publicly held company can claim for compensation in excess of $1 million in a given year paid to the named executive officers. “Performance-based” compensation that meets specified requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. Under the Amended and Restated Incentive Plan, options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, annual incentive awards to employees whom the Compensation Committee expects to be named executive officers at the time compensation is received and other awards that are conditioned upon achievement of performance goals are intended to qualify as “performance-based” compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the Amended and Restated Incentive Plan will be fully deductible under all circumstances. In addition, other awards under the Amended and Restated Incentive Plan generally will not so qualify, so that compensation paid to certain executives in connection with such awards may, to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceed $1 million in a given year, and not be deductible by us as a result of Section 162(m).

For purposes of Section 162(m) of the Code, ratification of the Amended and Restated Incentive Plan will be deemed to include approval of (a) the eligibility of executive officers and other employees, directors and service providers to participate in the Amended and Restated Incentive Plan, (b) the annual per-person limitations described below under the caption “Per-Person Award Limitations,” (c) the general business criteria upon which performance objectives for performance awards, including annual incentive awards, are based, described above and (d) the stock-price appreciation performance goal inherent in stock options and SARs. Because stockholder approval of general business criteria, without specific targeted levels of performance, qualifies incentive awards for a period of approximately five years, stockholder approval of such business criteria will meet the requirements under Section 162(m) through 2011. Stockholder approval of the performance goal inherent in stock options and SARs (increases in the market price of stock) is not subject to a time limit under Section 162(m).

Summary of the Amended and Restated Incentive Plan

The following provides a brief summary of the principal features of the Amended and Restated Incentive Plan. A copy of the Amended and Restated Incentive Plan is attached to this proxy statement as Appendix A.

Background of the 2005 Incentive Plan

The 2005 Incentive Plan was originally adopted by our Board of Directors on October 15, 2004 and by our stockholders on December 9, 2004. The 2005 Incentive Plan replaced our 2002, 2000, 1994, and 1991 Stock Option Plans, our 2000 and 1998 Non-Qualified Stock Option Plans and our Treasury Share Bonus Plan (collectively, the “Preexisting Plans”). With the adoption of the 2005 Incentive Plan, no new awards were permitted under the Preexisting Plans. Awards previously issued under any Preexisting Plan remain in effect and remain subject to the terms of such Preexisting Plan, as applicable. If such awards expire unexercised, are terminated or forfeited, the shares subject to those awards will become available for awards under the Amended and Restated Incentive Plan. The Amended and Restated Incentive Plan was adopted by our Board of Directors, subject to stockholder approval, on October 24, 2006.

Types of Awards

The Amended and Restated Incentive Plan authorizes a broad range of awards, including:

➢	Stock options.

➢	SARs.

➢	Restricted stock (a grant of actual shares subject to a risk of forfeiture and restrictions on transfer).

➢	Deferred stock (a contractual commitment to deliver shares at a future date; if such a grant is forfeitable, it may be referred to as “restricted stock units”).

➢	Other awards based on our common stock.

➢	Dividend equivalents.

➢	Stock-based performance awards, which are in effect deferred stock awards that may be earned by achieving specific performance objectives.

➢	Cash-based performance awards tied to achievement of specific performance objectives.

➢	Shares issuable in lieu of rights to cash compensation.

Shares Available for Grant under the Amended and Restated Incentive Plan

As of October 19, 2006, approximately 4,854,908 awards were outstanding under the 2005 Incentive Plan and the Preexisting Plans and approximately 94,722 shares were available for grant under the 2005 Incentive Plan. If our stockholders approve the Amended and Restated Incentive Plan, there will be approximately 2,594,722 shares available for grant. In addition, shares that are released from outstanding awards by expiration, termination or forfeiture of such awards under the Amended and Restated Incentive Plan and the Preexisting Plans will become available for grant under the Amended and Restated Incentive Plan and may be reissued as new awards. The outstanding awards under the 2005 Incentive Plan and Preexisting Plans consist of:

➢	Options to acquire 4,385,356 shares.

➢	221,965 shares of restricted stock.

➢	224,354 equity-based performance units.

➢	23,233 deferred units.

The following table provides more information about stock options outstanding at October 19, 2006:

EQUITY COMPENSATION PLAN TABLE

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding those reflected in the first column)
Equity compensation plans approved by stockholders	3,524,010	(1)	$25.62	94,722
Equity compensation plans not approved by stockholders	861,346	(2)	18.50	—	(3)

Total	4,385,356			94,722

(1)	Consists of options granted under our 1991, 1994, 2000 and 2002 stock option plans and our 2005 Incentive Plan. Does not include 221,965 shares of Restricted Stock, 224,354 Equity-based Performance Units or 23,233 Deferred Units issued under our 2005 Incentive Plan.
(2)	Consists of options granted under our 1998 and 2000 Non-Qualified Stock Option Plans.
(3)	No additional awards can be made under our 1998 and 2000 Non-Qualified Stock Option Plans.

Of the shares reserved for grant under the 2005 Incentive Plan, not more than 1,159,853 shares were able to be delivered in connection with “full-value awards.” For this purpose, “full-value awards” means equity awards other than options or SARs for which a participant does not pay or surrender rights to payment equal to at least the fair market value of the award determined at the date of grant. As of October 19, 2006, we had granted 568,146 “full-value awards”, net of any shares which were cancelled or forfeited. If our stockholders approve the Amended and Restated Incentive Plan, an additional 1,250,000 shares will be available for delivery in connection with “full-value awards.”

Under the Amended and Restated Incentive Plan, shares will no longer become available again for new awards if shares are withheld or separately surrendered to pay the exercise price of an option or to satisfy tax withholding obligations relating to an award. However, shares will become available again for new grants if an award is settled in cash or if shares that had been issued as restricted stock are forfeited. Shares delivered under the Amended and Restated Incentive Plan may be either newly issued or treasury shares.

Rate of Grant of Awards under the Amended and Restated Incentive Plan

We have used equity grants as a key component of our incentive compensation program for key employees and equity grants have also been a significant component of our compensation for non-employee directors. In implementing these programs, we have carefully balanced the need to attract and retain talented individuals in a highly competitive business with efforts to closely monitor our use of equity grants. Our Board of Directors will limit the three-year average usage rate of equity grants for fiscal years 2007, 2008 and 2009 to 3.31% of the average of our outstanding shares at June 30, 2007, 2008 and 2009. The usage rate will be calculated for each fiscal year and then averaged for the three year period and for each year is (i) the number of shares granted in each fiscal year including (a) stock options, (b) stock-settled stock appreciation rights, (c) restricted stock, and (d) equity-based performance units actually earned and delivered, to employees, consultants and directors divided by (ii) the fiscal year end shares outstanding. Stock appreciation rights or full value shares settled in cash will not be included in the calculation of usage rate. For the purpose of the calculation, each full value share will be counted as two shares.

Per-Person Award Limitations

The Amended and Restated Incentive Plan includes limitations on the amount of awards that may be granted to a participant in a given year in order to qualify awards as “performance-based” compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, a participant may in any year be granted share-based awards of each type authorized under the Amended and Restated Incentive Plan—options, SARs, restricted stock, deferred stock, bonus stock or stock in lieu of other compensation obligations, dividend equivalents, and other stock-based awards—relating to no more than his or her “Annual Limit.” The Annual Limit equals 500,000 shares plus the amount of the participant’s unused Annual Limit relating to share-based awards as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. With respect to incentive awards not valued by reference to our common stock at the date of grant, the Amended and Restated Incentive Plan limits such performance awards that may be earned by a participant to the participant’s defined Annual Limit, which for this purpose equals $3 million, plus the amount of the participant’s unused cash Annual Limit as of the close of the previous year. The per-person limits for each type of stock-based award are independent of the limit on cash-denominated performance awards. These limits apply only to awards under the Amended and Restated Incentive Plan, and do not limit our ability to enter into compensation arrangements outside of the Amended and Restated Incentive Plan. Each non-employee director may be granted awards relating to no more than 500,000 shares per year.

Adjustments to Shares Reserved, Awards and Award Limits

Adjustments to the number and kind of shares reserved under the Amended and Restated Incentive Plan and the shares specified in the share-based Annual Limit are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting our common stock. Adjustments also will be made to outstanding awards upon occurrence of these events, including to the number of shares subject to an award, any exercise price or share price referenced in the award terms (such as a SAR’s base price) and other terms of the award to preserve without enhancing the value of the award. The Compensation Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles.

Restriction on Repricing

The Amended and Restated Incentive Plan includes a restriction providing that, without stockholder approval, we will not amend or replace options previously granted under the Amended and Restated Incentive Plan in a transaction that constitutes a “repricing.” For this purpose, a “repricing” means amending the terms of an option after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, and canceling an option at a time when its strike price is equal to or greater than the fair market value of the underlying Stock, in exchange for another option (including on a delayed basis), restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spinoff or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”

Eligibility

Our directors, officers, employees and key consultants will be eligible to be granted awards under the Amended and Restated Incentive Plan. In addition, a prospective employee may be granted an award, but no value may be realized under it if such person does not become an employee.

Administration

The Compensation Committee will administer the Amended and Restated Incentive Plan, except that the Board may itself act in place of the Compensation Committee to administer the Amended and Restated Incentive Plan, and the Board must make determinations with respect to grants to non-employee directors. When the Board of Directors considers grants to non-employee directors under the Amended and Restated Incentive Plan, any employee directors must abstain for voting on such grants. The members of the Compensation Committee must be non-employee directors. Subject to the terms and conditions of the Amended and Restated Incentive Plan, the Compensation Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of an annual or long-term incentive award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the Amended and Restated Incentive Plan, and make all other determinations which may be necessary or advisable for the administration of the Amended and Restated Incentive Plan. Nothing in the Amended and Restated Incentive Plan precludes the Compensation Committee from authorizing payment of other compensation, including bonuses based upon performance, to executive officers and other employees. The Compensation Committee is permitted to delegate authority to executive officers for the granting and administration of awards to the extent permitted under Section 157(c) of the Delaware General Corporation Law, but our current policy has been to not delegate such authority and any action pursuant to delegated authority generally would be limited to grants to employees who are below the executive officer level. The Amended and Restated Incentive Plan provides that Compensation Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Amended and Restated Incentive Plan.

Stock Options and SARs

The Compensation Committee is authorized to grant non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR’s designated “base price.” The exercise price of an option and the base price of a SAR are determined by the Compensation Committee, but generally may not be less than the fair market value of the shares on the date of grant (except as described below under “Other Terms of Awards”). The maximum term of each option or SAR granted under the 2005 Incentive Plan was ten years and, if the Amended and Restated Incentive Plan is approved, the maximum term of each option or SAR granted on or after December 14, 2006 will be seven years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events generally are fixed by the Compensation Committee. Options may be exercised by payment of the exercise price in cash, shares or other property (which may include through broker-assisted cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Compensation Committee. SARs may be exercisable for shares or for cash, as determined by the Compensation Committee.

Restricted and Deferred Stock/Restricted Stock Units

The Compensation Committee is authorized to grant restricted stock and deferred stock/restricted stock units. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Compensation Committee will establish the length of the restricted period for awards of restricted stock, provided that if the granting or vesting is tied to performance conditions, the minimum vesting period of such awards shall be no less than one year, and if neither the granting nor vesting is tied to performance conditions, then such awards shall have a minimum vesting period of no less than three years. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of WMS, including the right to vote the shares and to receive dividends, unless otherwise determined by the Compensation Committee.

Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of “restricted stock units.” The Compensation Committee will establish any vesting requirements for deferred stock/restricted stock units granted for continuing services. One advantage of restricted stock units, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Compensation Committee can require or permit a participant to continue to hold an interest tied to our common stock on a tax-deferred basis. Prior to settlement, deferred stock awards, including restricted stock units, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents will be paid or accrue if authorized by the Compensation Committee.

Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations

The Amended and Restated Incentive Plan authorizes the Compensation Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock. The Compensation Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Compensation Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.

Performance Awards

The Compensation Committee may grant performance awards, which may be cash-denominated awards or share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Compensation Committee. If so determined by the Compensation Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code (see “Federal Income Tax Implications of the Amended and Restated Incentive Plan” below), the business criteria used by the Compensation Committee in establishing performance goals applicable to performance awards to the chief executive officer and the four other most highly compensated executive officers serving on the last day of the fiscal year (generally referred to as the “named executive officers”) will be selected from among the following: (1) revenues; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on net assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) economic value created or added; (7) operating margin or profit margin; (8) stock price, dividends or total stockholder return; and (9) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or value added, product development or introduction, geographic business expansion goals, cost targets, debt reduction, customer satisfaction, employee satisfaction, information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

These goals may be set with fixed, quantitative targets, targets relative to our past performance, or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Compensation Committee for comparison. The Compensation Committee may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period.

Annual Incentive Awards

One type of performance award that may be granted under the Amended and Restated Incentive Plan is annual incentive awards, settleable in cash or in shares upon achievement of preestablished performance objectives achieved during a specified period of up to one year. The Compensation Committee generally must establish the terms of annual incentive awards, including the applicable performance goals and the corresponding amounts payable (subject to per-person limits), and other terms of settlement, and all other terms of these awards, not later than 90 days after the beginning of the performance period. As stated above, annual incentive awards granted to named executives are intended to constitute “performance-based compensation” not subject to the limitation on deductibility under Section 162(m) of the Code. In order for such an annual incentive award to be earned, one or more of the performance objectives described above will have to be achieved. The Compensation Committee may specify additional requirements for the earning of such awards.

Dividend Equivalents

The Compensation Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award. Typically, rights to dividend equivalents are granted in connection with restricted stock units or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding.

Other Terms of Awards

Awards may be settled in cash, shares, other awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an award, including shares issued upon exercise of an option, in accordance with such terms and conditions as the Compensation Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Compensation Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of our obligations under the Amended and Restated Incentive Plan. The Compensation Committee may condition awards on the payment of taxes, such as by withholding a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the Amended and Restated Incentive Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Compensation Committee may permit transfers of awards on a case-by-case basis. This flexibility can allow for estate planning or other limited transfers consistent with the incentive purpose of the Amended and Restated Incentive Plan.

The Compensation Committee is authorized to impose non-competition, non-solicitation, confidentiality, non-disparagement and other requirements as a condition on the participant’s right to retain an award or gains realized by exercise or settlement of an award. Awards under the Amended and Restated Incentive Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. Subject to the restrictions on repricing described above, the Compensation Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the Amended and Restated Incentive Plan, awards under our other plans, or other rights to payment, and may exchange or buy out outstanding awards for cash or other property; provided the Compensation Committee may not buy out awards if the option price is less than current market price. The Compensation Committee also may grant awards in addition to and in tandem with other awards or rights. In granting a new award, the Compensation Committee may determine that the in-the-money value of any surrendered award may be applied to reduce the exercise price of any option, base price of any SAR, or purchase price of any other award.

Vesting, Forfeitures, and Related Award Terms

The Compensation Committee may, in its discretion, determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.

Except as otherwise waived or agreed to by the Compensation Committee, an award will be forfeited, and gains may have to be repaid to us by a participant, if any of the following occur during the participant’s employment by us or within one year after termination: (a) the participant competes with us, induces a customer, supplier, licensee or licensor to curtail business with us or solicits any employee or service provider to terminate employment with or service to us; (b) the participant misuses our confidential information; or (c) the participant fails to reasonably assist us in a legal proceeding.

Upon a change in control, as defined in the Amended and Restated Incentive Plan, unless the Compensation Committee provides otherwise in the grant agreement, non-performance awards will become vested and exercisable or fully payable, and restrictions on any restricted stock will lapse, and any option that was not vested and exercisable as of the time of the change in control may be surrendered for a cash payment equal to the spread between the exercise price and the price per share paid in the transaction triggering the change in control. The Compensation Committee may also specify in any award agreement for performance awards that performance conditions will be deemed met or exceeded upon a change in control.

Amendment and Termination of the Amended and Restated Incentive Plan

The Board may amend, suspend, discontinue, or terminate the Amended and Restated Incentive Plan or the Compensation Committee’s authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the NYSE rules. Unless earlier terminated, the Amended and Restated Incentive Plan will terminate at such time that no shares reserved under the Amended and Restated Incentive Plan remain available, and we have no further obligation with respect to any outstanding award.

Federal Income Tax Implications of the Amended and Restated Incentive Plan

The following is a summary of Federal income tax consequences that generally would arise with respect to awards under the Amended and Restated Incentive Plan under current law, subject to the discussion of Section 409A of the Code below. The grant of an option or a SAR generally will create no federal income tax consequences for the participant or us. Upon exercising an option, the participant generally must recognize ordinary income for regular federal income tax purposes equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise; provided, however, that in the case of an “incentive stock option” (as defined under Section 422 of the Code), no income will generally be recognized for regular federal income tax purposes upon exercise of the option (although any gain may be subject to the alternative minimum tax). Alternatively, gain attributable to stock received upon exercise of an incentive stock option will generally not be subject to tax until such stock is sold. To the extent that the stock received upon exercise of an incentive stock option is sold or otherwise disposed of within the one-year period following the exercise of such option or within the two-year period after the grant thereof (collectively, the “Disqualification Period”), such disposition will generally be treated as a “disqualified disposition” of the stock. In that event, all or a portion of the gain on sale (i.e., the excess of the sales proceeds over the holder’s tax basis in such stock) may be treated as compensation taxable at ordinary income rates for federal income tax purposes. Gain, if any, realized by a participant on the sale of such stock after the end of the Disqualification Period will generally be taxed at long-term capital gains rates. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

A participant’s sale of shares acquired by exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares. The tax “basis” normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option’s exercise. A participant’s sale of shares acquired by exercise of a SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax “basis” in the shares, which generally is the amount he or she recognized as ordinary income in connection with the SAR’s exercise.

We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option or SAR, but no tax deduction relating to a participant’s capital gains. We may, however, permit participants to elect to defer taxation upon certain exercises of options. Under such a transaction, the participant must pay for the option exercise by surrendering shares, and the option shares that represent the gain upon exercise are deferred as to delivery by WMS. The participant generally should not realize income upon exercise, but will realize ordinary income equal to the value of shares delivered at the end of the specified deferral period. We are not entitled to a tax deduction at the time of exercise but become entitled to a tax deduction at the time shares are delivered at the end of the deferral period. As described below, however, provisions included in Section 409A of the Code may limit this kind of deferral.

With respect to awards other than options and SARs that result in a transfer to the participant of cash or shares or other property, if no restriction on transferability or substantial risk of forfeiture applies to the transferred amounts, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. Thus, for example, if we grant an award of deferred stock or permit the participant to elect to defer receipt of cash or shares under a Plan award, the participant will defer the time he or she becomes subject to income tax, and our right to claim a tax deduction will be likewise deferred. If a restriction on transferability and substantial risk of forfeiture applies to shares or other property transferred to a participant under an award (such as, for example, restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, we can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

Section 409A of the Code may limit the ability to defer tax on certain kinds of “nonqualified deferred compensation.” Certain awards under the Amended and Restated Incentive Plan, including SARs, certain stock options, deferred stock and performance awards, may be affected by this law. Under Section 409A of the Code, an award of nonqualified deferred compensation that fails to meet certain requirements will be currently includible in the income of a participant as soon as the award is not subject to a substantial risk of forfeiture. The requirements are generally that (1) the plan must provide that deferred compensation may not be distributed earlier than a time (or pursuant to a fixed schedule) provided under the plan at the date of the deferral of such compensation, or upon separation from service, death, disability, or certain other circumstances (including a change in control); (2) the plan may not permit the acceleration of the time or schedule of any payment thereunder; and (3) the initial deferral election must be made not later than the close of the taxable year preceding the taxable year in which the services giving rise to the compensation are first performed or at such other time provided in regulations, subject to various exceptions. It is our intention that awards will be granted and the plan will be administered on a basis which is consistent with the requirements of Section 409A of the Code.

The foregoing provides only a general description of the application of federal income tax laws to awards under the Amended and Restated Incentive Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting of Stockholders and not as tax guidance to participants in the Amended and Restated Incentive Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the Amended and Restated Incentive Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits Under the Amended and Restated Incentive Plan

Because most future awards under the Amended and Restated Incentive Plan will be granted at the discretion of the Compensation Committee and the Board, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to annual incentive awards and stock-based compensation under the 2005 Incentive Plan and the Preexisting Plans is presented in the “Summary Compensation Table” elsewhere in this proxy statement and in our financial statements for the fiscal year ended June 30, 2006, in the Annual Report which accompanies this proxy statement.

Vote Required for Ratification

Our Board of Directors believes the Amended and Restated Incentive Plan to be in our best interests and recommends that the stockholders ratify the Amended and Restated Incentive Plan. We will submit the following resolution to the stockholders for ratification at the Annual Meeting of Stockholders:

“RESOLVED, that the WMS Industries Inc. Amended and Restated Incentive Plan be, and it hereby is, ratified, approved and adopted in all respects.”

The affirmative vote of holders of a majority of the shares present in person or by proxy and entitled to vote on this proposal is required for ratification of the Amended and Restated Incentive Plan; provided that the total vote cast on the proposal must represent a majority of all outstanding shares entitled to vote on the proposal. Broker non-votes are not counted as shares voted on the approval of the Amended and Restated Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE AMENDED AND RESTATED INCENTIVE PLAN.

EXECUTIVE OFFICERS

The following individuals were elected at the last Annual Meeting of our Board of Directors immediately following our Annual Meeting of Stockholders in December, 2005 to serve in the capacities set forth below until the next Annual Meeting of our Board of Directors and until their respective successors are elected and shall qualify.

Name	Age	Position
Brian R. Gamache	47	President and Chief Executive Officer

Orrin J. Edidin	45	Executive Vice President and Chief Operating Officer

Scott D. Schweinfurth	52	Executive Vice President, Chief Financial Officer and Treasurer

Seamus M. McGill*	55	Executive Vice President and Managing Director, International Operations of WMS Gaming Inc.

Patricia C. Barten	53	Senior Vice President—Supply Chain and Business Processes of WMS Gaming Inc.

Kathleen J. McJohn	47	Vice President, General Counsel and Secretary

John P. McNicholas, Jr.	53	Vice President, Controller and Chief Accounting Officer

*	Mr. McGill left our employ on August 31, 2006

Brian R. Gamache—The principal occupation and employment experience of Mr. Gamache during the last five years is described under “Proposal 1—Election of Directors” above.

Orrin J. Edidin—Mr. Edidin joined us in 1997 and served as our Vice President, Secretary and General Counsel until September 2001, when he became our Executive Vice President, General Counsel, Secretary, and Chief Operating Officer. In January 2003, he resigned as General Counsel and in February 2003, upon the appointment of Kathleen J. McJohn, he resigned as Secretary, continuing to serve as our Executive Vice President and Chief Operating Officer. Mr. Edidin is a Trustee of the International Association of Gaming Attorneys and the Vice President of the Association of Gaming Equipment Manufacturers.

Scott D. Schweinfurth—Mr. Schweinfurth joined us in April 2000, assuming the offices of Executive Vice President, Chief Financial Officer and Treasurer. He is a certified public accountant and was, from 1996 until March 2000, Senior Vice President, Chief Financial Officer and Treasurer of Alliance Gaming Corporation, known as Bally Technologies, Inc., a diversified gaming company. Mr. Schweinfurth also acted as Managing Director of Alliance’s Germany-based Bally Wulff subsidiary from November 1999 to March 2000.

Seamus M. McGill—Mr. McGill served in various capacities at our wholly-owned subsidiary, WMS Gaming Inc. from 1998 to August 31, 2006, including Vice President of Worldwide Sales, Executive Vice President of Worldwide Sales and Marketing and Executive Vice President and Managing Director, International Operations.

Patricia C. Barten—Ms. Barten joined our subsidiary, WMS Gaming Inc., in August 2005 as our Senior Vice President of Manufacturing. She was assigned additional responsibilities in September 2006 to include Supply Chain and Business Process Development. Prior to joining WMS, Ms. Barten held various senior operations leadership roles at Motorola mainly in the telecommunications businesses from 1978-2003. Upon leaving Motorola, as Vice President of Manufacturing Operations, Ms. Barten provided consulting services to several mid and large sized manufacturing and distribution firms until joining WMS. Ms. Barten holds a degree in Engineering Operations and is on the Board of Directors of a not-for-profit organization that promotes technology development at the middle school level.

Kathleen J. McJohn—joined us in January 2003 as General Counsel and was appointed Vice President and Secretary in February 2003. From 1996 to December 2002, Ms. McJohn was Vice President, Law, at Sears, Roebuck and Co.

John P. McNicholas, Jr.—joined us in September 2003, as Executive Director—Finance. He was promoted to Chief Accounting Officer in November 2005 and to Vice President, Controller and Chief Accounting Officer in August 2006. He is a certified public accountant and was, from August 2001 to September 2003, an independent accounting consultant. From October 1999 to August 2001 he was Vice President—Finance, Treasurer and Chief Financial Officer of ForeFront Education, Inc., a private company which acquired and operated for-profit colleges. Mr. McNicholas was Senior Vice President, Controller and Chief Accounting Officer of Information Resources, Inc. a NASDAQ market research and software company from June 1995 to May 1999.

EXECUTIVE COMPENSATION

Compensation Committee’s Report on Executive Compensation

Role of the Compensation Committee.    The Compensation Committee establishes and administers the compensation of our Chief Executive Officer and other executive officers. At least annually, the Compensation Committee reviews compensation levels, types of compensation including equity-based, performance-based, and cash and the timing of the benefit of compensation. The Compensation Committee devises and approves the compensation for the Chief Executive Officer and recommends such compensation to the independent members of our Board of Directors for their approval. Additionally, the Compensation Committee devises and approves the compensation for our other executive officers and recommends such compensation to our Board of Directors for approval. The Board of Directors has delegated to the Compensation Committee the authority and responsibility for all equity compensation grants made to all other employees.

Goals of the Compensation Committee.    The goal of our Compensation Committee is to devise compensation packages for our Chief Executive Officer and other executive officers that meet the following criteria:

➢	Provide competitive compensation: Executive compensation is a method for us to retain talented individuals by providing compensation competitive with comparable businesses with similar performance.

➢	Align the interests of our executive officers with our stockholders: Our executive officers are encouraged to build long-term value for our stockholders through the use of long-term incentives such as stock options, restricted stock and equity-based performance awards.

➢	Reward individual performance: Our compensation packages are designed to motivate our executive officers to devote their full energies to our success by rewarding them for their individual achievements.

➢	Reward corporate performance: Compensation packages for our executive officers have components linked to performance goals based on measurable corporate performance goals.

➢	Provide a mix of long-term and short-term compensation to promote both long-term and short-term goals: Our executive officers are encouraged to focus on both long-term and short term goals by receiving compensation in the form of both equity compensation as a long-term incentive and cash compensation as a short-term incentive.

Process of Devising Compensation Packages.    In 2004, the Compensation Committee retained an independent consulting firm to analyze our executive compensation packages and provide a plan for executive compensation for fiscal year 2005 and beyond. The firm’s report compared our executive compensation packages with those of a peer group made up of companies in the gaming industry, including both gaming machine manufacturers and casino operators. After reviewing the report of the independent consulting firm, the Compensation Committee renegotiated the employment agreements for Messrs. Gamache, Edidin and Schweinfurth and altered the long-term incentive packages for our other executive officers. At the conclusion of these negotiations, Messrs. Gamache, Edidin and Schweinfurth entered into amended Employment Agreements with terms of three years ending in December 2007, subject to automatic rolling extensions so that the term of employment shall at no time be less than two years.

In January 2005, based on the recommendations of the Compensation Committee and the independent consulting firm, our Board of Directors instituted an annual performance-based program for our executive officers, including performance-based cash bonuses and long-term equity-based performance awards for members of our executive committee and certain key employees. The first grants under this program were made in January 2005 for fiscal year 2005 compensation.

Each year, the Compensation Committee reviews our executive compensation packages and recommends updates, revisions and market adjustments. The Compensation Committee then recommends to the Board of

Directors compensation levels, forms of compensation, performance goals, target bonus amounts, and equity awards for our executive officers. From time to time, the Compensation Committee may retain an independent consulting firm to assist in its review.

Salary

Our Compensation Committee evaluates the salary levels of our executive officers annually. In the past, and for fiscal year 2006, increases in salary were 100% discretionary. Our employment agreements with Messrs. Gamache, Edidin and Schweinfurth do not provide for any mandated salary increases.

In August 2006, for salary increases effective January 1, 2007, the Board of Directors adopted merit increase criteria for our executive officers named in this proxy statement whereby 80% of an officer’s salary increase will be based on our corporate financial performance compared to certain performance goals and 20% of an officer’s salary increase will be based on individual performance pursuant to certain personal goals set for each named executive officer by the Chief Executive Officer.

Each year, our Chief Executive Officer conducts performance reviews of our named executive officers examining such officers’ performance against previously established goals and objectives set in the prior year. In the past, for 100% and, in the future, for 20% of an executive officer’s salary increase, our Compensation Committee proposes salary levels for our executive officers taking into account the following factors:

➢	Their historical contributions to our business.

➢	Each person’s unique education, skills and value.

➢	For executive officers other than Mr. Gamache, the recommendation of the Chief Executive Officer based on his performance evaluations.

➢	Our contractual obligations under any employment agreements.

➢	The competitive marketplace for executive talent.

Changes in salary levels are generally effective beginning January 1 of each year.

Bonus

The maximum amount of the annual bonus and the performance criteria for earning such bonus is intended to incentivize our executives to meet or exceed our annual corporate performance goals.

The payment of performance-based cash bonuses for fiscal year 2006 to our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer were conditioned upon our achieving designated revenue and earnings per share targets. The cash bonuses for fiscal year 2006 awarded to our other named executive officers were discretionary and were set by the Board of Directors based upon the recommendation of the Chief Executive Officer and Compensation Committee. Bonuses are paid in August for performance during the prior fiscal year ended June 30.

Long-Term Incentives

Long-term incentives to our executive officers are granted from our 2005 Incentive Plan. We have granted the following securities as long-term incentives:

➢	Stock options, which increase in value only if our common stock increases in value and which terminate a short time after an executive leaves.

➢	Restricted stock grants, which vest over time.

➢	Equity-based performance units, the value of which are directly linked to the Company’s performance.

Traditionally, we have used stock options and restricted stock to provide long-term incentives to our executive officers. Beginning in fiscal year 2005, we began to use annual grants of stock options and equity- based performance units which provide for the payment of variable amounts of shares based on the Company’s performance against financial goals set at the time of grant relating to the Company’s performance over a set period. The equity-based performance units provide for the payment of variable amounts of shares, from zero shares up to an amount equal in number to 200% of the number of units awarded. The stock options granted as part of this annual grant vest equally over three years.

For fiscal year 2005, we granted stock options and equity-based performance units awarded with performance goals relating to the Company’s performance over the thirty-month period ending on June 30, 2007. For fiscal year 2006, we granted stock options and equity-based performance units with performance goals relating to the Company’s performance for the three fiscal years ending June 30, 2008.

In 2006, the Board and Compensation Committee determined that our annual grants should be made following our release of our financial information for the period ending June 30th. Therefore, the grants for fiscal year 2007 were made in August 2006. In August 2006, the Board of Directors, upon the recommendation of the Compensation Committee, granted our Chief Executive Officer 27,299 equity-based performance units and 52,130 stock options with an exercise price of $25.43. Our other executive officers, except Mr. McGill who did not participate in this grant, received between 4,639 and 12,115 equity-based performance units and between 8,341 and 23,072 stock options with an exercise price of $25.43. The equity-based performance units have performance goals relating to the Company’s performance for the three fiscal years ending June 30, 2009.

Section 162(m) of the Code

Section 162(m) of the Code generally provides that publicly-held corporations will only be able to deduct, for income tax purposes, compensation paid to the chief executive officer or any of the four most highly paid senior executive officers in excess of one million dollars per year if it is paid under qualifying performance-based compensation plans approved by stockholders. Compensation as defined by Section 162(m) includes, among other things, base salary, incentive compensation and gains on stock option transactions. Under our 2005 Incentive Plan, which has been approved by our stockholders, all options granted to date have an exercise price at least equal to 100% of the fair market value of the underlying stock at the date of grant, and all equity-based incentive awards have been conditioned on achievement of performance goals intended to qualify as performance-based compensation. However, total compensation of some of our officers may be paid under plans or agreements that have not been approved by stockholders, or may not meet the Code’s definition of performance-based compensation and may exceed one million dollars in a particular fiscal year. We will not be able to deduct these excess payments for income tax purposes.

The Compensation Committee considers, on a case by case basis, how Section 162(m) will affect our compensation plans and contractual and discretionary cash compensation. The Compensation Committee also considers it important to retain flexibility to design compensation programs that recognize a full range of criteria important to our success, even where compensation payable under the programs may not be fully deductible.

Compensation for our Chief Executive Officer

Our President and Chief Executive Officer, Brian R. Gamache, receives a base salary of $775,000 and is entitled to receive various termination and other benefits under his employment agreement. Mr. Gamache’s employment agreement was not amended for fiscal year 2006, except that, effective January 1, 2006, his base annual salary was increased from $700,000 to $775,000, following an evaluation of Mr. Gamache’s performance and corporate performance as a whole.

For fiscal year 2006, Mr. Gamache received a cash bonus of $493,670, based exclusively on the Company’s financial performance in fiscal year 2006 in accordance with preset goals and targets. We did not grant any equity compensation to Mr. Gamache in fiscal year 2006.

This report is respectfully submitted by the Compensation Committee of the Board of Directors:

Edward W. Rabin, Jr., Chairman

Harvey Reich

SUMMARY COMPENSATION

The Summary Compensation Table below sets forth information with respect to the compensation paid to our Chief Executive Officer and our four most highly compensated other executive officers for services rendered during fiscal year 2006, 2005 and 2004.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options (#)	Restricted Stock Awards (1)		All Other Compensation
Brian R. Gamache (2) President and Chief Executive Officer	2006 2005 2004	$737,500 662,500 587,500	$493,670 — 350,000	— — —	— 266,032 32,500	$	— 2,056,764 353,724	$299,004 507,328 263,742

Orrin J. Edidin (3) Executive Vice President and Chief Operating Officer	2006 2005 2004	470,000 425,200 365,200	248,749 — 106,308	— — —	— 66,932 5,000		— 944,855 215,475	28,892 26,378 16,385

Scott D. Schweinfurth (4) Executive Vice President, Chief Financial Officer and Treasurer	2006 2005 2004	430,000 395,000 355,000	228,443 — 60,436	— — —	— 64,275 5,000		— 868,630 215,475	25,656 23,913 16,977

Seamus M. McGill (5) Executive Vice President and Managing Director, International Operations of WMS Gaming Inc.	2006 2005 2004	360,000 332,500 310,000	49,000 25,000 6,798	$161,998 156,914 106,884	— 19,098 4,000		— 228,675 143,650	21,904 15,603 14,159

Kathleen J. McJohn (6) Vice President, General Counsel and Secretary	2006 2005 2004	292,500 265,000 247,500	40,000 15,000 —	— — 52,566	— 9,895 2,500		— — 71,825	13,838 14,137 9,946

(1)	The market price per share of our common stock at the close of business on the date that the restricted stock awards were granted was $30.49 and $28.73 per share for 2005 and 2004, respectively. The restrictions have lapsed on the 2004 awards; restrictions have lapsed with respect to one-third of the 2005 awards and will lapse as to an additional one third if the holder remains employed with us on each of December 9, 2006 and 2007. The number of shares of restricted stock awarded were:

Name	2004	2005	2006
Brian R. Gamache	12,312	67,457	—

Orrin J. Edidin	7,500	30,989	—

Scott D. Schweinfurth	7,500	28,489	—

Seamus M. McGill	5,000	7,500	—

Kathleen J. McJohn	2,500	—	—

(2)	Mr. Gamache received the following other compensation which is disclosed under “All Other Compensation”:

	2004	2005	2006
In August 2004, Mr. Gamache became entitled to receive a stock option to acquire 100,000 shares pursuant to his employment agreement. However, in view of the limited number of shares available for grant under our existing stock option plans, Mr. Gamache postponed receiving the grant of these stock options until after our stockholders had considered the 2005 Incentive Plan. As part of this deferral, we agreed to make a cash payment to Mr. Gamache equal to the difference between the closing price of our common stock on the date of the deferred grant and $23.46, which represented the closing price of our common stock on August 11, 2004, the date Mr. Gamache agreed to defer the grant, multiplied by 100,000. As a result of this agreement, we made a cash payment to Mr. Gamache in fiscal year 2005.	—	$703,000	—

Employer matching awards under our 401(k) plan and our deferred compensation plan.	$17,080	$28,765	$39,102

Cash payments relating to unused vacation time accrued in the previous calendar year.	$9,014	$10,096	$11,178

Death, disability and termination benefits—the amount accrued for Mr. Gamache’s death, disability and termination benefits for 2005 represents a negative adjustment recorded to reflect changes in Mr. Gamache’s employment agreement that altered the assumptions upon which this accrual is based.	$237,648	$(234,533)	$248,724

Total	$263,742	$507,328	$299,004

(3)	Mr. Edidin received the following other compensation which is disclosed under “All Other Compensation”:

	2004	2005	2006
Employer matching awards under our 401(k) plan and our deferred compensation plan.	$10,616	$19,499	$21,468

Cash payments relating to unused vacation time accrued in the previous calendar year.	$5,769	$6,490	$7,068

Patent filing recognition.	—	$389	$356

Total	$16,385	$26,378	$28,892

(4)	Mr. Schweinfurth received the following other compensation which is disclosed under “All Other Compensation”:

	2004	2005	2006
Employer matching awards under our 401(k) plan and our deferred compensation plan.	$11,496	$18,000	$19,166

Cash payments relating to unused vacation time accrued in the previous calendar year.	$5,481	$5,913	$6,490

Total	$16,977	$23,913	$25,656

(5)	Mr. McGill received the following other compensation which is disclosed under “Other Annual Compensation”:

	2004	2005	2006
Relocation and cost of living adjustment stipend.	$94,515	$132,526	$132,526
Car allowance and club memberships.	$12,369	$24,388	$29,472

Total	$106,884	$156,914	$161,998

Mr. McGill received the following other compensation which is disclosed under “All Other Compensation”:

	2004	2005	2006
Employer matching awards under our 401(k) plan and our deferred compensation plan.	$9,544	$10,627	$16,495
Cash payments relating to unused vacation time accrued in the previous calendar year.	$4,615	$4,976	$5,409

Total	$14,159	$15,603	$21,904

(6)	Except for the amounts set forth below for fiscal year 2004 and disclosed under “Other Annual Compensation” above, Ms. McJohn did not receive any perquisites that exceeded $50,000 in the aggregate in fiscal years 2004, 2005 and 2006.

2004
Relocation compensation.	$52,566

Ms. McJohn received the following other compensation which is disclosed under “All Other Compensation”:

	2004	2005	2006
Employer matching awards under our 401(k) plan and our deferred compensation plan.	$9,946	$12,495	$13,838
Cash payments relating to unused vacation time accrued in the previous calendar year.	—	$1,642	—

Total	$9,946	$14,137	$13,838

Except where disclosed above under “Other Annual Compensation” Messrs. Gamache, Edidin and Schweinfurth and Ms. McJohn did not receive any perquisites that exceeded $50,000 in the aggregate in fiscal years 2004, 2005 and 2006. Except where separately itemized in the table above for Mr. McGill, no single category of perquisite in fiscal years 2004, 2005 and 2006 exceeded 25% of the aggregate of all perquisites received by Mr. McGill. See also “Employment Agreements.”

Stock Options

We did not grant options to purchase common stock during fiscal year 2006 to any of the named executive officers. In fiscal year 2006, the Board of Directors and the Compensation Committee determined that annual stock option grants to our executive officers and other key employees, should be made following our release of our financial information for the period ending June 30th. For fiscal year 2007, these grants were made on August 14, 2006.

The following table sets forth information about the exercise of options to purchase our common stock during fiscal year 2006 and the number and assumed year-end values of stock options owned by persons named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL-YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options at June 30, 2006		Value of Unexercised In-the-Money Options at June 30, 2006 (1)
			Exercisable (#)	Unexercisable (#)	Exercisable	Unexercisable
Brian R. Gamache	0	0	586,178	177,356	$4,805,962	$0
Orrin J. Edidin	0	0	152,310	44,622	1,411,275	0
Scott D. Schweinfurth	0	0	151,424	42,851	1,411,275	0
Seamus M. McGill	30,000	$455,145	60,365	12,733	503,850	0
Kathleen J. McJohn	0	0	18,297	19,098	204,875	204,875

(1)	Based on the closing price of our common stock on the NYSE on June 30, 2006, which was $27.39.

Long-Term Incentive Awards

No long-term incentive awards were made during fiscal year 2006 to any of the named executive officers. In fiscal year 2006, the Board of Directors and the Compensation Committee determined that annual long-term, equity-based grants to our executive officers and other key employees, should be made following our release of our financial information for the period ending June 30th. For fiscal year 2007, these grants were made on August 14, 2006.

CORPORATE PERFORMANCE GRAPH

The following graph compares, for the five fiscal years ended June 30, 2006, the yearly percentage change in cumulative total stockholder return on our common stock with the cumulative total return of (1) the Standard and Poor’s 500 Stock Index or S&P 500, and (2) an index of selected issuers in our industry, or Peer Group, composed of Bally Technologies, Inc. (formerly, Alliance Gaming Corp.), Aristocrat Leisure, International Game Technology, Progressive Gaming International Corporation (successor to Mikohn Gaming Corporation) and Shuffle Master Inc. The graph assumes an investment of $100 in our common stock and in each of the indexes at the closing price on June 30, 2001, including reinvestment of dividends where applicable.

	2001	2002	2003	2004	2005	2006
WMS	$100.00	$38.08	$48.46	$92.63	$104.91	$85.14
S&P 500	$100.00	$82.01	$82.22	$97.93	$104.12	$113.11
Peer Group	$100.00	$91.45	$136.73	$215.64	$206.46	$262.00

EMPLOYMENT AGREEMENTS

We employ Brian R. Gamache under the terms of an agreement dated December 27, 2004. The agreement term expires on December 31, 2007, subject to automatic rolling extensions so that the term of Mr. Gamache’s employment will at no time be less than two years. Under the agreement, Mr. Gamache will receive a minimum base salary of $700,000 per year. For calendar year 2006, the Board of Directors, upon the recommendation of the Compensation Committee, increased Mr. Gamache’s annual salary to $775,000. Mr. Gamache has the opportunity to earn a bonus of up to 280% of his base salary pursuant to an annual performance-based program. Mr. Gamache may participate in all benefit plans and perquisites generally available to our senior executives.

Upon the termination of Mr. Gamache’s employment for any reason, whether by us or Mr. Gamache, he will receive the termination benefits, payable in installments, specified under the agreement which are equal to one-half of Mr. Gamache’s salary at the time of termination, but not less than $350,000 or more than $500,000 per year, for a term that is the lesser of: (a) 10 years, or (b) the number of years Mr. Gamache is employed by WMS, beginning March 21, 2000. If Mr. Gamache is disabled for more than 90 consecutive days or 6 months in any 12-month period during the term of the agreement and is not able to resume his duties within 30 days of notice of disability, Mr. Gamache’s employment will terminate, and he will receive the termination benefits specified under the agreement. In the event of Mr. Gamache’s death, his designated beneficiaries will continue to receive salary payments for a period of six months after the date of his death and will receive the termination benefits that would otherwise have been paid to Mr. Gamache.

We may terminate the agreement “for cause,” which includes dishonesty or failure to follow the reasonable direction of our Board of Directors. Mr. Gamache may terminate the agreement for “good reason” upon the occurrence of: (a) a material breach by WMS of any material provision of the agreement, (b) the placement of Mr. Gamache in a position of lesser status, (c) the assignment to Mr. Gamache of duties inconsistent with his current position, (d) the reduction of the compensation to which he is entitled under the agreement, (e) his removal from the Board or (f) the relocation of our headquarters to a location more than 40 miles farther from his current place of residence than the present location of our headquarters. Upon any termination by Mr. Gamache for good reason, or by us without cause, we would be obligated to pay Mr. Gamache: (w) a lump sum payment equal in amount to Mr. Gamache’s base salary through the date of termination, less any payments previously made; (x) the pro rata bonus which would have been payable during the current year; (y) an amount equal to three times the sum of his base salary plus a bonus amount equal to the average annual cash bonus earned by Mr. Gamache over the immediately preceding two fiscal years; and (z) the termination benefits which would have been payable in the event of termination on the date of termination. In addition, all of Mr. Gamache’s unvested stock options and stock equity grants would immediately vest.

Mr. Gamache also may terminate the agreement if either of the following change of control events occurs: (a) the individuals who presently constitute our Board of Directors, or successors approved by these Board members or their successors, cease for any reason to constitute at least a majority of the Board or (b) both of the following occur (i) any person or entity or group of affiliated persons or entities who are not the owner of at least 15% of our outstanding voting securities on December 27, 2004, acquire more than 25% of our outstanding voting securities and (ii) Mr. Gamache remains employed by us for a period of 180 days thereafter. If either such a change of control event occurs and Mr. Gamache gives timely notice: (a) all of Mr. Gamache’s unvested stock options and stock equity grants will immediately vest; (b) we will be required to pay him any accrued salary and the pro rata bonus which would have been payable during the current year had he remained employed; (c) we will be required to pay him a lump sum of three times the sum of his base salary plus a bonus amount equal to the average annual cash bonus earned by Mr. Gamache over the immediately preceding two fiscal years; (d) all of his termination benefits would be payable as if he had retired on the date of such change of control; and (e) all health benefits provided to Mr. Gamache under the agreement shall continue for 18 months thereafter. All of Mr. Gamache’s unexpired unvested options and stock equity grants also will immediately vest upon the occurrence of (x) Mr. Gamache’s death; (y) Mr. Gamache’s termination by reason of permanent disability; or

(z) the acquisition of more than 25% of our outstanding voting securities by any person or entity or group of affiliated persons or entities who were not the owners of at least 15% of the outstanding voting securities on December 27, 2004.

If payments made to Mr. Gamache under the agreement after a change of control are considered “excess parachute payments” under Section 280G of the Code, additional compensation is required to be paid to Mr. Gamache to the extent necessary to eliminate the economic effect on him of the resulting excise tax. Under Section 4999 of the Code, in addition to income taxes, the recipient of “excess parachute payments” is subject to a 20% nondeductible excise tax on these payments. An excess parachute payment is a payment in the nature of compensation which is contingent on a change of ownership or effective control and which exceeds the portion of the base amount (i.e., the average compensation for the five-year period prior to the change of control) allocable to the payment. These rules apply only if the present value of all payments of compensation contingent on the change of control (including non-taxable fringe benefits) is at least equal to three times the base amount. Excess parachute payments are not tax deductible by us.

We employ Orrin J. Edidin under the terms of an agreement dated as of February 18, 2005. The agreement term expires on December 31, 2007, subject to automatic rolling extensions so that the term of Mr. Edidin’s employment will at no time be less than two years. Under his agreement, Mr. Edidin will receive a minimum base salary of $450,000 per year. For calendar year 2006, the Board of Directors, upon the recommendation of the Compensation Committee, increased Mr. Edidin’s annual salary to $490,000. Mr. Edidin has the opportunity to earn a bonus of up to 225% of his base salary pursuant to an annual performance based program. Mr. Edidin may participate in all benefit plans and perquisites generally available to our senior executives, including long-term performance-based incentive programs, and he will be provided with life insurance coverage in the amount of $1,400,000 during the term of the agreement. In the event such coverage is not available for an annual premium of no more than $3,000, we shall provide Mr. Edidin with whatever lesser amount of life insurance is available for such annual premium or permit Mr. Edidin to pay the portion of the annual premium in excess of $3,000.

We also employ Scott D. Schweinfurth under the terms of an agreement dated as of February 18, 2005. The agreement term expires on December 31, 2007, subject to automatic rolling extensions so that the term of Mr. Schweinfurth’s employment will at no time be less than two years. Under his agreement, Mr. Schweinfurth will receive a minimum base salary of $410,000 per year. For calendar year 2006, the Board of Directors, upon the recommendation of the Compensation Committee, increased Mr. Schweinfurth’s annual salary to $450,000. Mr. Schweinfurth has the opportunity to earn a bonus of up to 225% of his base salary pursuant to an annual performance based program. Mr. Schweinfurth may participate in all benefit plans and perquisites generally available to our senior executives, including long-term performance-based incentive programs, and he will be provided with life insurance coverage in the amount of $1,400,000 during the term of the agreement. In the event such coverage is not available for an annual premium of no more than $3,000, we shall provide Mr. Schweinfurth with whatever lesser amount of life insurance is available for such annual premium or permit Mr. Schweinfurth to pay the portion of the annual premium in excess of $3,000.

We may terminate either Mr. Edidin’s or Mr. Schweinfurth’s agreement upon 30 days written notice for “cause”, which includes dishonesty or failure to follow a reasonable direction of our Chief Executive Officer or our Board of Directors. Both Mr. Edidin’s and Mr. Schweinfurth’s agreements may be terminated by either party upon two years notice.

Mr. Edidin and Mr. Schweinfurth may also terminate their respective agreements upon 30 days written notice for “good reason,” which means the occurrence of a material breach by WMS of any material provision of the agreement, including a material diminution of responsibility or base salary, or, in the event of a change of control, the relocation of his primary office to a location more than 40 miles farther from his current place of residence than the present location of our Waukegan and Chicago, Illinois offices. Upon any termination by Mr. Edidin or Mr. Schweinfurth for good reason, or by us without cause, under his agreement, we would be obligated to pay him: (a) any accrued base salary and any bonus awarded for any prior year to the extent not already paid, (b) within 30 days after the end of the fiscal year in which such termination occurred, a pro rata amount of the bonus payable for the year in which such termination occurs to the extent not already paid, (c) base salary and a pro rata amount of one year’s bonus over the next twelve months at normal payroll intervals and (d) within 30 days after the first anniversary of such termination, a lump sum payment equal in amount to two times the sum of his base salary plus one year’s bonus. The agreement defines “one year’s bonus” as the amount of the actual bonus paid after the first year in which a cash bonus is paid under the agreement or, starting with the third year after a cash bonus is paid under the agreement, the average annual cash bonus paid to such officer over the immediately preceding two fiscal years.

If the agreement terminates by reason of the officer’s death or his absence from his duties on a full-time basis for 90 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician, we will be required to pay the officer or his legal representatives: (a) any accrued base salary and the pro rata bonus which would have been payable during the current year had he remained employed; and (b) a lump sum equal to one-half the sum of his base salary, plus one year’s bonus.

Mr. Edidin’s or Mr. Schweinfurth’s employment agreement may also be terminated if either of the following change of control events occurs: (a) the individuals who presently constitute our Board of Directors, or successors approved by these Board members, cease for any reason to constitute at least a majority of the Board, and the officer gives written notice of his election to terminate his employment within sixty days of such event or (b) any person or entity or group of affiliated persons or entities who were not the owners of at least 15% of the outstanding shares of our voting securities as of January 1, 2005, acquires more than 25% of our outstanding shares, and the officer gives written notice of his election to terminate his employment for “good reason” or the Company terminates his employment not for cause, death or disability within 180 days of such acquisition. In the event of such a termination of Mr. Edidin’s or Mr. Schweinfurth’s employment agreement, then in lieu of any other rights under his agreement, we will be required to pay him (a) any accrued base salary and the pro rata bonus to the extent not already paid; and (b) a lump sum of three times the sum of his base salary plus one year’s bonus. If payments made to Mr. Edidin or Mr. Schweinfurth under their respective agreements after a change of control are considered “excess parachute payments” under Section 280G of the Code, additional compensation is required to be paid to them to the extent necessary to eliminate the economic effect on him of the resulting excise tax.

In addition, if either (a) the individuals who presently constitute our Board of Directors, or successors approved by these Board members, cease for any reason to constitute at least a majority of the Board, or (b) any person or entity or group of affiliated persons or entities who were not the owners of at least 15% of the outstanding shares of our voting securities as of January 1, 2005, acquires more than 25% of our outstanding shares, all of Mr. Edidin’s and Mr. Schweinfurth’s unexpired unvested options and stock equity grants will immediately vest.

With respect to “excess parachute payments” made to either Mr. Edidin or Mr. Schweinfurth, under Section 4999 of the Code, in addition to income taxes, the recipient of “excess parachute payments” is subject to a 20% nondeductible excise tax on these payments. An excess parachute payment is a payment in the nature of compensation which is contingent on a change of ownership or effective control and which exceeds the portion of the base amount (i.e., the average compensation for the five-year period prior to the change of control) allocable to the payment. These rules apply only if the present value of all payments of compensation contingent on the change of control (including non-taxable fringe benefits) is at least equal to three times the base amount. Excess parachute payments are not tax deductible by us.

In fiscal year 2005, Messrs. Gamache, Edidin, and Schweinfurth each executed a letter agreement waiving their right to receive a cash bonus earned under their respective employment agreements and pursuant the annual performance based bonus program established by the Compensation Committee.

Seamus M. McGill’s employment with our wholly-owned subsidiary, WMS Gaming Inc. ended August 31, 2006. Pursuant to an Agreement, dated August 9, 2006, amending his employment agreement in certain respects, beginning September 1, 2006, WMS will pay Mr. McGill an amount equal to two years’ of his base annual salary in effect as of June 30, 2006, less usual payroll deductions, in normal payroll intervals. Mr. McGill’s base annual salary as of June 30, 2006 was $375,000. In addition, Mr. McGill will be paid a commission for gaming devices purchased by a certain state lottery and received his annual bonus of $49,000 for the year ended June 30, 2006. The Agreement also provides Mr. McGill with continued health insurance through August 31, 2008, or until Mr. McGill obtains other employment. Mr. McGill obtained other employment at the end of September 2006.

We employ Kathleen J. McJohn under the terms of an agreement dated November 22, 2002, as amended. Ms. McJohn receives a salary of $310,000 per year. Ms. McJohn may receive annual discretionary bonuses of up to 50% of her base salary, depending on performance criteria. Additionally, Ms. McJohn may participate in all benefit plans and perquisites generally available to executive employees. We may terminate the agreement with or without cause. If we terminate the agreement without cause, Ms. McJohn is entitled to a continuation of her salary for six months.

Patricia C. Barten was hired pursuant to an offer letter. Ms. Barten receives a salary of $285,000 per year and may receive annual discretionary bonuses of up to 50% of her base salary, depending on performance criteria. Ms. Barten may participate in all benefit plans and perquisites generally available to executive employees. We may terminate her employment at any time with or without cause.

John P. McNicholas, Jr. was hired pursuant to an offer letter. Mr. McNicholas receives a salary of $200,140 per year and may receive annual discretionary bonuses of up to 35% of his base salary, depending on performance criteria. Mr. McNicholas may participate in all benefit plans and perquisites generally available to key employees. We may terminate his employment at any time with or without cause.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We propose that the stockholders ratify the appointment of Ernst & Young as our independent registered public accountants for fiscal year 2007 by the Audit and Ethics Committee of the Board of Directors. We expect that representatives of Ernst & Young will be present at the Annual Meeting of Stockholders and that they will be available to respond to appropriate questions submitted by stockholders at the meeting. Ernst & Young will have the opportunity to make a statement if they desire to do so.

Ernst & Young served as our independent registered public accountants for fiscal years 2005 and 2006 and billed us for services rendered in fiscal year 2005 and fiscal year 2006 as follows:

Audit Fees.    The aggregate fees billed by Ernst & Young for professional services rendered for the audit of our annual financial statements for fiscal year 2006 and fiscal year 2005, including the review of the financial statements included in our Quarterly Reports on Form 10-Q, required audit of internal controls over financial reporting and statutory audits required of the financial statements of certain of our international subsidiaries, were $859,500 and $881,800, respectively.

Audit-Related Fees.    The aggregate fees for audit-related services for the same periods were $203,860 and $166,000, respectively. These audit related services generally included fees for the annual audit of our employee benefit plans and agreed-upon procedures relating to wide area progressive systems.

Tax Fees.    The aggregate fees for tax services for the same periods were $65,085 and $32,500, respectively. These tax services include fees for domestic and foreign tax advice and planning.

All Other Fees.    We did not retain Ernst & Young for any other services during fiscal year 2006.

Pre-Approval Policies and Procedures.    Our Audit and Ethics Committee has adopted a policy for pre-approving all audit and permitted non-audit services rendered to us by our auditors. All audit services must be approved by the full Committee. Under the policy, any permitted non-audit services must be pre-approved by either the full Committee or by a designated member of the Audit and Ethics Committee and our internal audit director. If a designated member and our internal audit director approve any non-audit services, the full Committee will be informed of such services at its next regularly scheduled meeting. Our independent registered public accountants will verify to our Audit and Ethics Committee annually that they have not performed and will not perform any prohibited non-audit services.

Percentage of Services Approved under Regulation S-X 2-01(c)(7)(i)(C).    None.

Vote Required for Ratification

Ratification by the stockholders of the appointment of independent registered public accountants is not required, but the Board believes that it is desirable to submit this matter to the stockholders. If holders of a majority of our common stock present in person or by proxy do not ratify the selection of Ernst & Young at the meeting, the selection of independent registered public accountants will be reconsidered by the Audit and Ethics Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

AUDIT AND ETHICS COMMITTEE REPORT

The Audit and Ethics Committee of our Board of Directors is composed of three independent directors. The Audit and Ethics Committee operates under a written charter adopted by the Board. A copy of the charter is available on the Corporate Governance page of our website found by accessing our “Investor Relations” page at: ir.wmsgaming.com.

Our management is primarily responsible for our financial statements and our internal accounting controls. Our independent registered public accountants, Ernst & Young, are responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. Our independent registered public accountants are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles and their judgments as to the quality, not just the acceptability, of our accounting principles. The Audit and Ethics Committee’s responsibility is to monitor and oversee these processes.

In keeping with that responsibility, the Audit and Ethics Committee has reviewed and discussed with management and with our independent registered public accountants our audited and interim consolidated financial statements including Management’s Discussion and Analysis that have been included in our reports on Form 10-K and 10-Q. The Audit and Ethics Committee and the independent registered public accountants regularly discuss the results of their audit of our financial statements, their examination of internal controls and their opinion of the appropriateness of our accounting principles. In addition, the Audit and Ethics Committee has discussed with our independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended.

The Audit and Ethics Committee has received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent registered public accountants their independence. The Audit and Ethics Committee has also considered whether the provision of non-audit services by the independent registered public accountants is consistent with maintaining auditor independence.

Based on the Audit and Ethics Committee’s discussions with management and the independent registered public accountants and the Audit and Ethics Committee’s review of the representations of management and the report of the independent registered public accountants, the Audit and Ethics Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2006 for filing with the Securities and Exchange Commission.

This report is respectfully submitted by the Audit and Ethics Committee of the Board of Directors:

Harold H. Bach, Jr.

(Chairman)

Edward W. Rabin, Jr.

William J. Vareschi, Jr.

OTHER MATTERS

Stockholder Proposals

As of the date of this proxy statement, the Board has not received notice of, and does not intend to propose, any other matters for stockholder action. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by regulation to furnish us with copies of all Section 16(a) reports that they file. Based on our review of copies of these reports that we have received and on representations from reporting persons that no Form 5 report was required to be filed by them, we believe that during fiscal year 2006 our officers, directors and 10% beneficial owners complied with all of their Section 16(a) filing requirements.

It is important that you return the accompanying proxy card promptly. Therefore, whether or not you plan to attend the meeting in person, you are requested to mark, date, sign and return your proxy in the enclosed postpaid envelope. You may revoke the proxy at any time before it is exercised. If you attend the meeting in person, you may withdraw the proxy and vote your own shares.

By Order of the Board of Directors,

Kathleen J. McJohn
Vice President, General Counsel and Secretary

Waukegan, Illinois

October 25, 2006

Appendix A

WMS INDUSTRIES INC.

AMENDED AND RESTATED

INCENTIVE PLAN

This 2005 Incentive Plan was originally adopted by the Stockholders of WMS Industries Inc. (the “Company”), a Delaware corporation, on December 9, 2004 and has been amended and restated subject to the approval of the Stockholders of the Company on December 14, 2006 (the “Plan”).

1. Purpose.    The purpose of this Plan is to aid the Company in attracting, retaining, motivating and rewarding employees, non-employee directors and key consultants to the Company or its subsidiaries, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

2. Definitions.    In addition to the terms defined above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Annual Incentive Award” means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

(b) “Award” means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

(c) “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant’s Award upon such Participant’s death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant’s spouse shall be subject to the written consent of such spouse.

(d) “Board” means the Company’s Board of Directors.

(e) “Change in Control” and related terms have the meanings specified in Section 9.

(f) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

(g) “Committee” means the Compensation Committee of the Board, the composition and governance of which complies with Section 303A.05 of the Listed Company Manual of the New York Stock Exchange (as applicable), and/or other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in this Plan. The full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

(h) “Covered Employee” means an Eligible Person who is a “covered employee” under the provisions of Section 162(m) of the Code.

(i) “Deferred Stock” means a right, granted to a Participant under Section 6(e), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period. Deferred Stock may be denominated as “stock units,” “restricted stock units,” “phantom shares,” “performance shares,” or other appellations.

(j) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(k) “Effective Date” means the effective date specified in Section 11(p).

(l) “Eligible Person” has the meaning specified in Section 5.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(n) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall be the closing sale price per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on the principal stock exchange or market that day, then on the last previous day on which a sale on the principal stock exchange or market was reported.

(o) “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

(p) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(q) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(r) “Performance Award” means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

(s) “Preexisting Plans” means the Company’s 2002 Stock Option Plan, 2000 Stock Options Plan, 2000 Non-Qualified Stock Option Plan, 1998 Non-Qualified Stock Option Plan, 1994 Stock Option Plan and 1991 Stock Option Plan and the Company’s Treasury Stock Bonus Plan.

(t) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Regulation 1.162-27 under Code Section 162(m).

(u) “Restricted Stock” means Stock granted to a Participant under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

(v) “Rule l6b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(w) “Stock” means the Company’s Common Stock, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(x) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan; provided, however, that the Committee shall submit any equity awards granted to members of the Executive Committee of the Company or any of its subsidiaries to the Board for ratification. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (authority with respect to other aspects of non-employee director awards is not exclusive to the Board, however); provided however, any employee director shall abstain from voting on any grant made to non-employee directors.

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder or intended to be covered by an exemption under Rule 16b-3 under the Exchange Act may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members or may be taken by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the fullest extent authorized under Section 157(c) and other applicable provisions of the Delaware General Corporation Law, the Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify.

(c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be the sum of: (i) 2,500,000 new shares approved on December 14, 2006, (ii) 2,319,706 new shares approved on December 9, 2004, (iii) the number of shares remaining under the Preexisting Plans which are not the subject of outstanding awards as of the Effective Date, and (iv) the number of shares subject to outstanding awards under any Preexisting Plan as of the Effective Date which become available in accordance with Section 4(b) after the Effective Date. Of these shares, no more than the sum of (i) 1,250,000 new shares approved on December 14, 2006 and (ii) 1,159,853 shares approved on December 9, 2004 (or a total of 2,409,853 shares) may be delivered under the Plan in connection with “full-value Awards,” meaning Awards other than Options, SARs, or Awards for which the Participant pays the intrinsic value directly or by forgoing a right to receive a cash payment from the Company; provided, however, that full-value Awards in excess of the number specified in this sentence may be granted and shares delivered in settlement thereof if the aggregate number of shares reserved in the first sentence of this Section 4(a) is reduced by two (2) shares for each share so delivered. The limitation on full-value Awards under this Section 4(a) shall be subject to Section 4(b) and subject to adjustment as provided in Section 11(c). Awards that may be granted to non-employee directors are subject to aggregate limitations under Section 5(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares. Subject to the adjustment provisions of Section 11(c), the Company shall not amend this Plan to increase the number of shares available for issuance under the Plan without such amendment being subject to receipt of stockholder approval.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

Shares that are potentially deliverable under an Award under the Plan or an award under any Preexisting Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted as delivered under the Plan or such Preexisting Plan and shall be available for Awards under this Plan. Shares that have been issued in connection with an Award under this Plan (e.g., Restricted Stock) or Preexisting Plan award that is canceled, forfeited, or settled in cash such that those shares are returned to the Company shall be available for Awards under this Plan.

However, shares withheld in payment of the exercise price or taxes relating to an Award or Preexisting Plan award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award or Preexisting Plan award shall be deemed to constitute shares delivered to the Participant and shall not be available for reissue as Awards under this Plan.

Because shares will count against the number reserved in Section 4(a) upon delivery, and subject to the share counting rules under this Section 4(b), the Committee may determine that Awards may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.

5. Eligibility and Certain Award Limitations.

(a) Eligibility.    Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an employee of the Company or any subsidiary, including any executive officer, non-employee director or key consultant to the Company, or a subsidiary, and any person who has been offered employment by the Company or a subsidiary, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan.

(b) Per-Person Award Limitations.    In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as “performance-based compensation” under Code Section 162(m) under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award). Subject to Section 4(a), a Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 500,000 shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 11(c) (“Annual Limit”). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4) (including a Performance Award under Section 7 not related to an Award specified in Section 6), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Participant’s Annual Limit, which for this purpose shall equal $3,000,000 plus the amount of the Participant’s unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) ”earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

(c) Limits on Non-Employee Director Awards.    Non-employee directors may be granted any type of Award under the Plan, but the aggregate number of shares that may be delivered in connection with Awards granted to non-employee directors shall be forty percent (40%) of the total reserved under the Plan, and in each calendar year during any part of which the Plan is in effect, a non-employee director may be granted Awards relating to no more than 500,000 shares, subject to adjustment as provided in Section 11(c).

6. Specific Terms of Awards.

(a) General.    Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant, terms in the event of a Change in Control and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b) Options.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price.    The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Sections 6(f) and 8(a).

(ii) Option Term; Time and Method of Exercise.    The Committee shall determine the term of each Option, provided that in no event shall the term of any SAR issued in tandem therewith exceed a period of ten years from the date of grant; provided in no event shall any Option or SAR issued in tandem therewith granted on or after December 14, 2006 exceed seven years. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 11(k)), including, without limitation, cash, Stock (including through withholding of Stock deliverable upon exercise, if such withholding will not result in the recognition of additional accounting expense to the Company), other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including deferred delivery of shares representing the Option “profit,” at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(c) Stock Appreciation Rights.    The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment.    A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof) over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.

(ii) Other Terms.    The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and the maximum term of an SAR, which in no event shall exceed a period of ten years from the date of grant; provided in no event shall the maximum term for any SAR granted on or after December 14, 2006 exceed seven years. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in the recognition of additional accounting expense to the Company.

(d) Restricted Stock.    The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii) Forfeiture.    Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits.    As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Deferred Stock.    The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i) Award and Restrictions.    Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 11(k)), as determined by the Committee at the date of grant or thereafter.

(ii) Forfeiture.    Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Dividend Equivalents.    Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations.    The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee; provided, however, that any grant of Stock or other Awards that is not in lieu of an obligation of the Company or any of its subsidiaries to pay cash or deliver other property shall either be limited to (i) a de minimus amount of not more than five percent (5%) of the shares subject to the Plan or to (ii) Awards made in lieu of cash bonuses under the Company’s or a subsidiary’s bonus plan on no more than a dollar-for-dollar basis.

(g) Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

(h) Other Stock-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i) Performance Awards.    Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7. Performance Awards, Including Annual Incentive Awards.

(a) Performance Awards Generally.    The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).

(b) Performance Awards Granted to Covered Employees.    If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

(i) Performance Goal Generally.    The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria.    One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards: (1) revenues; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on net assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) economic value created or added; (7) operating margin or profit margin; (8) stock price, dividends or total stockholder return; and (9) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or value added, product development or introduction, geographic business expansion goals, cost targets, debt reduction, customer satisfaction, employee satisfaction, information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii) Performance Period; Timing for Establishing Performance Goals.    Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv) Performance Award Pool.    The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iii). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Settlement of Performance Awards; Other Terms.    Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

(c) Annual Incentive Awards Granted to Designated Covered Employees.    The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(c).

(i) Grant of Annual Incentive Awards.    Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual

Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, which pool shall conform to the provisions of Section 7(b)(iv). In such case, the portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be preestablished by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.

(ii) Payout of Annual Incentive Awards.    After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Annual Incentive Award.

(d) Written Determinations.    Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Section 11(k), the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.

(b) Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(ii).

(c) Form and Timing of Payment under Awards; Deferrals.    Subject to the terms of the Plan (including Section 11(k)) and any applicable Award document, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 11(k)). Installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d) Exemptions from Section 16(b) Liability.    With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 11(k)) in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

(e) Limitation on Vesting of Certain Awards.    If the granting or vesting of Full-value Awards (as defined in Section 4(a)) is subject to performance conditions, the minimum vesting period of such Awards shall be no less than one year. If neither the granting nor vesting of Full-value Awards is subject to performance conditions, such Awards shall have a minimum vesting period of no less than three years; provided, however, that such Awards may vest on an accelerated basis in the event of a Participant’s death, disability, retirement, or in the event of a Change in Control or other special circumstances. For purposes of this Section 8(e), (i) a performance period that precedes the grant of the Award will be treated as part of the vesting period if the participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the Award based on performance and continued service, and (ii) vesting over a one-year period or three-year period will include periodic vesting (i.e., monthly step vesting in the case of a one-year award, or annual step vesting over a two or three year award) over such period if the rate of such vesting is proportional (or less rapid) to the number of months or years that have lapsed, as applicable, in such period. The foregoing notwithstanding, up to 10% of the shares of Stock authorized under the Plan may be granted as full-value Awards without the minimum vesting requirements set forth in this Section 8(e).

(f) Deferred Compensation Awards.    Notwithstanding anything to the contrary contained herein, any Award which is subject to Section 409A of the Code shall, at a minimum, comply with all of the requirements set forth in Section 409A of the Code as are necessary to allow the deferral of federal income tax on the deferred compensation resulting from the Award and to avoid the constructive receipt of such deferred compensation.

9. Change in Control.

(a) Effect of “Change in Control” on Non-Performance Based Awards.    In the event of a “Change in Control,” the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 9(b), unless otherwise provided by the Committee in the Award document:

(i) All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant or other express election to defer beyond the Change in Control and subject to applicable restrictions set forth in Section 11(a);

(ii) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the Participant other than a termination for “cause” (as defined in any employment or severance agreement between the Company or its subsidiary and the Participant then in effect or, if none, as defined by the Committee and in effect at the time of the Change in Control), subject only to applicable restrictions set forth in Section 11(a); and

(iii) The Committee may, in its discretion, determine to extend to any Participant who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award. In addition, the Committee may provide that Options and SARs shall be subject to a mandatory cash-out in lieu of accelerated vesting, in order to limit the extent of “parachute payments” under Sections 280G and 4999 of the Code.

(b) Effect of “Change in Control” on Performance-Based Awards.    In the event of a “Change in Control,” with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions shall be deemed to be met or exceeded if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant.

(c) Definition of “Change in Control.”    A “Change in Control” shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

(i) a complete dissolution or liquidation of the Company, or similar occurrence;

(ii) the consummation of a merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company is not the surviving entity;

(iii) a transfer of substantially all of the assets of the Company or more than 80% of the outstanding Common Stock in a single transaction; or

(iv) the individuals who constitute the Board as of the Effective Date, or who have been recommended for election to the Board by two-thirds of the Board consisting of individuals who are either on the Board as of the Effective Date or such successors, cease for any reason to constitute at least a majority of such Board.

Notwithstanding the foregoing, with respect to any deferred compensation Award which is subject to Section 409A of the Code and with respect to which Section 409A(a)(2)(A)(v) is applicable, a “Change in Control” shall not have been deemed to have occurred unless the requirements of Section 409A(a)(2)(A)(v) have been satisfied.

(d) Definition of “Change in Control Price.”    The “Change in Control Price” means an amount in cash equal to the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company.

10. Additional Award Forfeiture Provisions.

(a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements.    Unless otherwise determined by the Committee, each Award granted hereunder shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), or (iii) occurs (a “Forfeiture Event”), all of the following forfeitures will result, with such forfeitures becoming effective at the later of the occurrence of the Forfeiture Event or the Participant’s termination of employment:

(i) The unexercised portion of the Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by the Participant and otherwise is not forfeitable in the event of any termination of service of the Participant) will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award (regardless of any elective deferral) that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term “Award Gain” shall mean (i) in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii) in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection with such settlement.

(b) Events Triggering Forfeiture.    The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during the Participant’s employment by the Company or a subsidiary or during the one-year period following termination of such employment:

(i) The Participant, acting alone or with others, directly or indirectly, prior to a Change in Control, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant’s interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary; (B) induces any customer, supplier, licensee or licensor of the Company or a subsidiary, or other company with which the Company or a subsidiary has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary; or (C) induces, or attempts to influence, any employee of or service provider (including, but not limited to, licensees and licensors) to the Company or a subsidiary to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

(ii) The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary, any confidential or proprietary information of the Company or any subsidiary, including but not limited to information regarding the Company’s current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

(iii) The Participant fails to cooperate with the Company or any subsidiary or by making himself or herself available to testify on behalf of the Company or such subsidiary in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary, as reasonably requested.

(c) Agreement Does Not Prohibit Competition or Other Participant Activities.    Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries. Rather, the non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and the Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 10(a) and 10(b).

(d) Committee Discretion.    The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

11. General Provisions.

(a) Compliance with Legal and Other Requirements.    The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries.    No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.    In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5(b) and Section 5(c), (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(k)). In addition, the

Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or other business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under Section 7 to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Tax Provisions.

(i) Withholding.    The Company and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, except a greater amount of Stock may be withheld if such withholding would not result in the recognition of additional accounting expense to the Company.

(ii) Required Consent to and Notification of Code Section 83(b) Election.    No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election, which election right shall not be unreasonably withheld if the Participant requests to make such an election in writing to the Committee. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(e) Changes to the Plan.    The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award. Without the approval of stockholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

(f) Right of Setoff.    The Company or any subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or its subsidiary may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, any such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

(g) Unfunded Status of Awards; Creation of Trusts.    The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares.    Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Code Section 162(m).    It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k) Certain Limitations Relating to Accounting Treatment of Awards.    At any time that the Company is accounting for stock-denominated Awards under Accounting Principles Board Opinion 25 (“APB 25”), the Company intends that, with respect to such Awards, the compensation measurement date for accounting purposes shall occur at the date of grant or the date performance conditions are met if an Award is fully contingent on achievement of performance goals, unless the Committee specifically determines otherwise. Therefore, other provisions of the Plan notwithstanding, in order to preserve this fundamental objective of the Plan, if any authority granted to the Committee hereunder or any provision of the Plan or an Award agreement would result, under APB 25, in “variable” accounting or a measurement date other than the date of grant or the date such performance conditions are met with respect to such Awards, if the Committee was not specifically aware of such accounting consequence at the time such Award was granted or provision otherwise became effective, such authority shall be limited and such provision shall be automatically modified and reformed to the extent necessary to preserve the accounting treatment of the award intended by the Committee. This provision shall cease to be effective if and at such time as the Company no longer accounts for equity compensation under APB 25.

(l) Governing Law.    The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(m) Awards to Participants Outside the United States.    The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(n) Limitation on Rights Conferred under Plan.    Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary, (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(o) Severability; Entire Agreement.    If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements (unless an employment agreement entered into between the Company and the Participant specifically provides contradictory terms, in which case the terms of the employment agreement shall govern), promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(p) Plan Effective Date and Termination.    The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present in person or by proxy and entitled to vote on the subject matter at a duly held meeting of stockholders at which a quorum is present. Upon such approval, the Preexisting Plans shall be extinguished, except to the extent that any outstanding awards (as of the Effective Date) granted pursuant to such Preexisting Plans continue to be governed by the terms of such Preexisting Plans. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

APPENDIX B

WMS INDUSTRIES INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

THE UNDERSIGNED, revoking all previous proxies, hereby appoints BRIAN R. GAMACHE, SCOTT D. SCHWEINFURTH and KATHLEEN J. MCJOHN, or any of them, as attorneys, agents and proxies with power of substitution, and with all powers that the undersigned would possess if personally present, to vote all shares of common stock of WMS Industries Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on December 14, 2006 and at all adjournments thereof.

The shares represented by this Proxy will be voted in accordance with the specifications made by the undersigned upon the following proposals, more fully described in the accompanying proxy statement. If no instructions are given by the undersigned, the shares represented by this proxy will be voted “FOR” the election of the nominees for directors designated by the board of directors and “FOR” proposals 2 and 3.

(1) Election of Directors.

☐	FOR all nominees listed (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed	☐	EXCEPTIONS*

Louis J. Nicastro / Brian R. Gamache / Harold H. Bach, Jr. / Robert H. Brust / Neil D. Nicastro /

Edward W. Rabin, Jr./ Harvey Reich / Ira S. Sheinfeld / William J. Vareschi, Jr.

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS*” BOX AND WRITE THAT NOMINEE’S NAME ON THE BLANK LINE BELOW:

Exceptions*:

(2) Approval of Amended and Restated Incentive Plan.

FOR ☐                                AGAINST ☐                                ABSTAIN ☐

(3) Ratification of appointment of Ernst & Young as independent registered public accountants for fiscal year 2007.

FOR ☐                                AGAINST ☐                                ABSTAIN ☐

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND THE PROPOSALS LISTED ABOVE.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Dated:	, 2006

(Signature)

(Signature)

NOTE: Please sign exactly as your name(s) appear hereon. If signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If signatory is a corporation, sign the full corporate name by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

NOTE: PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE POSTPAID ENVELOPE ENCLOSED FOR THIS PURPOSE.